14701 Charlson Road
Eden Prairie, Minnesota 55347
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS
May 6, 2021
TO OUR SHAREHOLDERS:
C.H. Robinson Worldwide, Inc.’s 2021 Annual Meeting of Shareholders will be held on Thursday, May 6, 2021, at 1:00 p.m. Central Time. You may attend the meeting and vote your shares electronically as part of our virtual only meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2021. To enter the Annual Meeting and vote your shares, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or Proxy Card. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts. The purposes of the meeting are:
1.To elect ten directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
4.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
Our Board of Directors has selected Wednesday, March 10, 2021, as our record date. Shareholders who own shares of our Common Stock on the record date are entitled to be notified of, and to vote at, our Annual Meeting.
We use the internet to distribute proxy materials to our shareholders. We believe it is an efficient and cost-effective way to provide the material and it reduces the environmental impact of our Annual Meeting. The Notice of Internet Availability of Proxy Materials for the Annual Meeting and the associated Proxy Statement and Annual Report are available at www.proxyvote.com.
By Friday, March 26, 2021, we will have completed the mailing of the Notice of Internet Availability of Proxy Materials to our shareholders. The notice has instructions on how to access our 2021 Proxy Statement and Annual Report, attend our virtual only meeting, and vote online. Shareholders who have requested hard copies of the proxy materials will receive the Proxy Statement and Annual Report by mail.
Your vote is important. Please vote as soon as possible by voting via the internet or by telephone. If you receive a paper copy of the proxy card by mail, please sign and return the enclosed proxy card.
By Order of the Board of Directors:
Ben G. Campbell
Chief Legal Officer and Secretary
March 23, 2021

C.H. ROBINSON WORLDWIDE, INC.
14701 Charlson Road
Eden Prairie, Minnesota 55347
PROXY STATEMENT FOR THE
2021 ANNUAL MEETING OF SHAREHOLDERS
May 6, 2021
This Proxy Statement is soliciting your proxy for use at the C.H. Robinson Worldwide, Inc., 2021 Annual Meeting of Shareholders. A proxy enables your shares of Common Stock to be represented and voted at the Annual Meeting. Our Annual Meeting will be virtual only and held at 1:00 p.m. Central Time on Thursday, May 6, 2021. You may attend the virtual meeting and vote your shares electronically by visiting www.virtualshareholdermeeting.com/CHRW2021. This proxy can also be used at any adjournment or postponement of the Annual Meeting.
This proxy is requested by the Board of Directors of C.H. Robinson Worldwide, Inc., (“the company,” “we,” “us,” "C.H. Robinson”) for the following purposes:
1.To elect ten directors to serve for a term of one year;
2.To approve, on an advisory basis, the compensation of our named executive officers;
3.To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and
4.To conduct any other business that properly comes before the meeting and any adjournment or postponement of the meeting.
We provide our shareholders with the opportunity to access the 2021 Annual Meeting proxy materials online. A Notice of Internet Availability of Proxy Materials is being mailed to all our shareholders, except those who have previously provided instructions to receive paper copies of our proxy materials. The notice contains instructions on how to access and review our proxy materials online and how to vote your shares. The notice will also tell you how to request our proxy materials in printed form or by email, at no charge, if that is your preference. The notice contains your 16-digit control number that you will need to vote your shares at our virtual only Annual Meeting. Please keep the notice for your reference until after our Annual Meeting.
We will have completed mailing the Notice of Internet Availability of Proxy Materials to our shareholders by Friday, March 26, 2021.
General Information
Who is entitled to vote?
Holders of record of C.H. Robinson Worldwide, Inc., Common Stock, par value $0.10 per share, at the close of business on March 10, 2021, are entitled to vote at our Annual Meeting. March 10, 2021, is referred to as the record date. As of the record date, 131,142,265 shares of Common Stock were outstanding. Each share is entitled to one vote. There is no cumulative voting.
Shares are counted as present at the Annual Meeting if either the shareholder is present and votes during the Annual Meeting, or has properly submitted a proxy by mail, by telephone, or by internet. To achieve a quorum and conduct business at the Annual Meeting, a majority of our issued and outstanding Common Stock as of March 10, 2021, must be present and entitled to vote. If a quorum is not represented at the Annual Meeting, the shareholders and proxies entitled to vote will have the power to adjourn the Annual Meeting until a quorum is represented.

2021 Proxy Statement	1

How can I vote?
If you submit your vote before the Annual Meeting using any of the following methods, your shares of Common Stock will be voted as you have instructed:
•Online: You can vote your shares at www.proxyvote.com. You may access this website 24 hours a day, and voting is available through 11:59 p.m. Eastern Time on Wednesday, May 5, 2021. You will need your 16-digit control number that was included in the notice that was mailed to you. The voting website has easy-to-follow instructions and allows you to confirm that the system has properly recorded your votes. If your shares are held beneficially, please follow the internet voting instructions in the notice you received from your bank, broker, trustee, or other record holder.
•By Telephone: You can vote your shares by telephone. To vote your shares by telephone, please go to www.proxyvote.com and log in using your 16-digit control number provided on your notice. At that site, you will be provided with a telephone number for voting. Alternatively, if you request paper copies of the proxy materials, your proxy card or voting instruction form will have a toll-free telephone number that you may use to vote your shares. Telephone voting is available through 11:59 p.m. Eastern Time on Wednesday, May 5, 2021. When you vote by telephone, you will be required to enter your 16-digit control number, so please have it available when you call. As with internet voting, you will be able to confirm that the system has properly recorded your votes.
•By Mail: If you choose to receive paper copies of the proxy materials by mail and you are a holder of record, you can vote by marking, dating, and signing your proxy card and returning it by mail in the postage-paid envelope provided to you. If you choose to receive paper copies of the proxy materials by mail, and you hold your shares beneficially, you can vote by completing and mailing the voting instruction form provided by your bank, broker, trustee, or holder of record.
Your vote is important, and we encourage you to vote promptly. Online and telephone voting are available through 11:59 p.m. Eastern Time on Wednesday, May 5, 2021, for all shares entitled to vote. The company will be hosting the Annual Meeting virtually this year, which we believe allows C.H. Robinson to be more inclusive and reach a greater number of our shareholders. To attend the virtual meeting please visit www.virtualshareholdermeeting.com/CHRW2021 and be sure to have the 16-digit control number provided to you on your Notice of Internet Availability of Proxy Materials or Proxy Card. If you are a beneficial shareholder (you hold your shares through a nominee, such as a broker), your nominee can advise you whether you will be able to submit voting instructions by telephone or via the internet. Submitting your proxy will not affect your right to vote electronically, if you decide to login with your 16-digit control number and attend the virtual only Annual Meeting. Shareholders logging into the Annual Meeting with their 16-digit control number will receive the same rights and opportunities to participate in the Annual Meeting as they would if the meeting was an in-person meeting. This includes having the ability to ask questions throughout the Annual Meeting and having those questions answered during the question and answer period at the end of the Annual Meeting, to the extent such questions are related to the business being conducted at the Annual Meeting. Shareholders logging in with their 16-digit control number will be able to ask questions at any time during the Annual Meeting. Relevant questions related to business being conducted at the Annual Meeting will be answered following the adjournment of the Annual Meeting, and the company will prioritize questions that relate to the proposals considered at the Annual Meeting. If a shareholder asks general questions about C.H. Robinson, a representative of the company will respond to the shareholder following the adjournment of the Annual Meeting. Shareholders can learn more information about how to access the Annual Meeting by visiting www.virtualshareholdermeeting.com/CHRW2021.
What happens if I return my proxy without voting instructions?
If you do not return voting instructions with your proxy, your proxy will be voted:
•FOR the election of the ten director nominees named in this Proxy Statement;
•FOR approval of the compensation of our named executive officers; and
•FOR the ratification of Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, “Deloitte & Touche”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

2	2021 Proxy Statement

Generally, a shareholder who does not vote themselves or by proxy on a director nominee or a proposal is not considered present for determining whether the director nominee is elected, or whether the proposal has been approved. Brokers cannot vote shares on their customers’ behalf on “non-routine” proposals without receiving voting instructions from a customer but may vote shares on “routine” proposals without such instructions. The only routine proposal among the three listed above is the proposal to ratify the selection of Deloitte & Touche. If a broker does not receive voting instructions from its customer with respect to the other non-routine proposals and is precluded from voting on those proposals, then a “broker non-vote” occurs. If a broker returns a proxy indicating a lack of authority to vote on non-routine proposals, the shares represented by the proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote on the non-routine proposals.
What is the effect of an abstention or broker non-vote on each proposal?
Regarding the proposals involving the election of directors (proposal one) and the ratification of Deloitte & Touche (proposal three):
•If you abstain from voting on a director nominee or proposal three, your shares will be considered present at the Annual Meeting for purposes of determining a quorum and calculating the shares present and entitled to vote on the director nominee or proposal three and, accordingly, will have the same effect as a vote against the director nominee or proposal three.
•If you do not vote (or a broker non-vote occurs) on a director nominee or proposal three, your shares will not be deemed present for the purposes of calculating the vote on that nominee or proposal and will generally have no impact on determining whether the director nominee is elected, or proposal three is approved.
Regarding the advisory proposal on the compensation of our named executive officers (proposal two):
•If you abstain or do not vote (or a broker non-vote occurs) on proposal two, the abstention or failure to vote will not have any impact on the outcome of proposal two.
What is the required vote on each matter?
Pursuant to our Bylaws, each of the proposals in this Proxy Statement (other than the advisory vote on the compensation of our named executive officers) requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock voted directly by the shareholder or by proxy at the Annual Meeting and entitled to vote, provided that a quorum is present at the Annual Meeting. Regarding the advisory vote on the compensation of our named executive officers, we will consider shareholders to have approved this proposal if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal.
How do I revoke my proxy?
You may revoke your proxy and change your vote at any time before the voting closes at the Annual Meeting. You may do this by submitting a properly executed proxy with a later date, or by delivering a written revocation to the corporate secretary’s attention at the company’s address listed above, or during the Annual Meeting.
Shareholder Proposals and Other Matters
C.H. Robinson did not receive written notice of any shareholder proposal and, as of the date of this Proxy Statement, the Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will have discretionary authority to vote on such matters and will vote according to their best judgment.

2021 Proxy Statement	3

PROPOSAL ONE: ELECTION OF DIRECTORS

There are ten nominees for election to the C.H. Robinson Board of Directors for a one-year term, all of whom are current directors. The Board of Directors has set the number of directors constituting the Board of Directors at ten.
Scott P. Anderson, Robert C. Biesterfeld Jr., Kermit R. Crawford, Wayne M. Fortun, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak, Brian P. Short, James B. Stake, and Paula C. Tolliver are directors whose terms expire at the 2021 Annual Meeting. On the recommendation of our Governance Committee, the Board of Directors has nominated Directors Anderson, Biesterfeld, Crawford, Fortun, Gokey, Guilfoile, Kozlak, Short, Stake, and Tolliver for election to the Board of Directors at the Annual Meeting for terms of one year each. Each has indicated a willingness to serve. Mr. Crawford is standing for election by the shareholders for the first time at this Annual Meeting. Mr. Crawford was identified as a potential candidate for the Board of Directors by a third-party search firm and appointed by the Board of Directors on September 23, 2020.
Robert C. Biesterfeld Jr. and Ben G. Campbell will vote the proxies received by them for the election of Directors Anderson, Biesterfeld, Crawford, Fortun, Gokey, Guilfoile, Kozlak, Short, Stake, and Tolliver unless otherwise directed. If any nominee becomes unavailable for election at the Annual Meeting, Mr. Biesterfeld and Mr. Campbell may vote for a substitute nominee at their discretion as recommended by the Board of Directors.
The Board of Directors has determined that all the directors, except for Mr. Biesterfeld, are independent under the current standards for “independence” established by the Nasdaq Stock Market, on which C.H. Robinson’s stock is listed under the symbol “CHRW”. In connection with its evaluation of director independence, the Board of Directors considered the following transactions, all of which were entered into in the ordinary course of business:
•For Mr. Gokey, services provided in the ordinary course of business on behalf of the company by Broadridge Financial Solutions where Mr. Gokey is employed, and which were immaterial to either the companies' revenues or operations in the last three fiscal years.
•For Mr. Short, services provided in the ordinary course of business by Admiral Merchants Motor Freight, Inc., (“AMMF”), an entity in which, together with a number of his family members, Mr. Short holds a controlling interest. In 2020, AMMF provided services to C.H. Robinson as a contracted motor carrier.
The Board considered these relationships and their significance in determining that these directors are independent. Information concerning the nominees is below.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Director Nominee Biographies and Qualifications

Scott P. Anderson (Director Nominee)	Scott P. Anderson, 54 years old, has been a director of the company since 2012, and currently serves as chairman of our Board of Directors. Mr. Anderson was a senior advisor to Patterson Companies, Inc., (Nasdaq: PDCO) from June 2017 to June 2019 when he retired. He served as president and chief executive officer of Patterson Companies from 2010 to 2017. In April 2013, he was elected to the additional responsibility of chairman of the board. Prior to June 2006, when he became president of Patterson Dental Supply, Inc., Mr. Anderson held senior management positions in the dental unit, including vice president, sales and vice president, marketing. Mr. Anderson became a director of Patterson in June 2010. Mr. Anderson is a past chairman of the Dental Trade Alliance, and has served on the board of the directors of the Ordway Theater. Mr. Anderson is a trustee of Gustavus Adolphus College, where he serves as chairman of the board. Mr. Anderson earned his MBA from Northwestern University, Kellogg School of Management and his bachelor’s degree from Gustavus Adolphus College.

Mr. Anderson has significant public company senior management and executive experience through his service in several senior leadership positions at Patterson Companies. He also has public company board experience, having served as a member of Patterson’s board of directors from 2010 to 2017. Mr. Anderson also brings substantial sales and marketing expertise to the company, having served as Patterson’s vice president, sales and vice president, marketing. Mr. Anderson meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

Robert C. Biesterfeld Jr. (Director Nominee)
Robert C. Biesterfeld Jr., 45 years old, has been the president and the chief executive officer of C.H. Robinson since May 2019 and has served as a director of the company since May 2019. Prior to becoming chief executive officer in May 2019, he held the positions of chief operating officer from March 2018 to May 2019, president of North American Surface Transportation from January 2016 to December 2018, vice president of Truckload from January 2014 to December 2015, and vice president of Temperature Controlled Transportation and Sourcing Services from January 2013 to December 2013. He began his career with Robinson Fresh in 1999. Currently, Mr. Biesterfeld serves as a trustee of the Winona State University Foundation. Mr. Biesterfeld served on the Board of Directors for the Transportation Intermediaries Association (TIA) from June 2015 to May 2020. He graduated from Winona State University with a Bachelor of Arts.

Mr. Biesterfeld has over 20 years of experience with C.H. Robinson, including roles in North American Surface Transportation and Robinson Fresh and executive experience as chief operating officer and various other executive positions within the company. He has an extensive and thorough understanding of C.H. Robinson’s operations and the transportation industry in general.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Kermit R. Crawford (Director Nominee)
Kermit R. Crawford, 61 years old, joined C.H. Robinson as a director in 2020. Mr. Crawford previously served as president and chief operating officer at Rite Aid Corporation from October 2017 to March 2019. Prior to joining Rite Aid, Mr. Crawford was an operating partner and advisor with the private equity firm Sycamore Partners from 2015 to 2017. He previously worked for Walgreens Co. from 1983 to 2014 where he served in multiple roles of increasing responsibility, including executive vice president and president of Pharmacy, Health, and Wellness and executive vice president and senior vice president of Pharmacy Services. Mr. Crawford is a member of the board of directors at TransUnion (NYSE: TRU) and The Allstate Corporation (NYSE: ALL), where he chairs the audit committee. He also serves on the Board of Directors of Northwestern Medicine North/Northwest Region and the Board of Trustees for The Field Museum. Mr. Crawford holds a Bachelor of Science from The College of Pharmacy and Health Sciences at Texas Southern University.

Mr. Crawford has significant executive and leadership experience based on his senior roles with Rite Aid Corporation and Walgreens. He has also developed expertise in the areas of strategic investment and digital transformation. Mr. Crawford has relevant public company board experience through his membership on the boards of TransUnion and The Allstate Corporation.

Wayne M. Fortun (Director Nominee)	Wayne M. Fortun, 72 years old, has been a director of C.H. Robinson since 2001. Mr. Fortun joined Hutchinson Technology Inc., a global technology manufacturer, in 1975 and until 1983, he held various positions in engineering, marketing, and operations. In 1983, he was elected president and chief operating officer of Hutchinson, and in May 1996, he was appointed its chief executive officer. In October 2012, he was appointed chairman of the board and retired as chief executive officer. In October 2016, he retired as chairman of the board.

Through Mr. Fortun’s long tenure with Hutchinson, including as chief executive officer and member of the board, he possesses significant leadership and strategic planning skills. Because of Hutchinson’s worldwide footprint, Mr. Fortun has broad international business experience relevant to the company’s operations. He also has public company board experience through his former membership on the boards of Hutchinson and G&K Services, Inc.

Timothy C. Gokey (Director Nominee)	Timothy C. Gokey, 59 years old, joined C.H. Robinson as a director in 2017. Mr. Gokey currently serves as chief executive officer and a member of the board of directors at Broadridge Financial Solutions (NYSE: BR), a corporate services company. He joined Broadridge in 2010 as chief corporate development officer. Mr. Gokey was promoted to corporate senior vice president and chief operating officer in 2012. He was appointed to president of Broadridge in September 2017. Prior to Broadridge, Mr. Gokey served as president, Retail Tax for H&R Block (NYSE: HRB) from 2004 to 2009 and also as a partner at McKinsey & Company. Mr. Gokey earned a Doctorate in Finance and an undergraduate degree in Philosophy, Politics, and Economics from the University of Oxford, where he studied as a Rhodes Scholar. He is a graduate of Princeton University, where he earned a BA in Public Affairs and Management Engineering.

Through his service as president and chief operating officer of Broadridge Financial Solutions, Mr. Gokey has developed exceptional leadership and execution skills and has broad public company knowledge and expertise. He is also deeply involved in Broadridge’s international operations and technology organization. In his prior roles with Broadridge, as well as H&R Block and McKinsey & Company, Mr. Gokey has demonstrated expertise in the areas of mergers and acquisitions, sales and marketing, and other growth-related activities. Mr. Gokey meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Mary J. Steele Guilfoile (Director Nominee)
Mary J. Steele Guilfoile, 66 years old, joined C.H. Robinson as a director in 2012. Ms. Guilfoile is chairman of MG Advisors, Inc., a privately owned financial services merger and acquisition advisory and consulting services firm. Prior to joining MG Advisors in 2002, Ms. Guilfoile spent twelve years with JP Morgan Chase (NYSE: JPM) and its predecessor companies, Chase Manhattan Corporation and Chemical Banking Corporation, as executive vice president, corporate treasurer, and chief administrative officer for its investment bank, and various merger integration, executive management, and strategic planning positions. Ms. Guilfoile currently serves on the boards of The Interpublic Group of Companies (NYSE: IPG), where she is chairman of the Audit Committee, as well as Dufry AG (Six Swiss Exchange: DUFN) and Pitney Bowes Inc. (NYSE: PBI), where, on each board, she is a member of the Audit Committee. Ms. Guilfoile earned her Master of Business Administration from Columbia University Graduate School of Business, and her bachelor’s degree from Boston College.

Ms. Guilfoile has significant experience and expertise in the areas of corporate mergers and acquisitions, business integration, and financing through her association with the investment banks of several large financial institutions. She also has public board experience through her membership on the boards of Interpublic, Hudson, and Pitney Bowes.

Jodee A. Kozlak (Director Nominee)
Jodee A. Kozlak, 57 years old, joined C.H. Robinson as a director in 2013. Ms. Kozlak is the founder and CEO of Kozlak Capital Partners, LLC, a private consulting firm. Prior to this role, Ms. Kozlak served as the global senior vice president of human resources of Alibaba Group (NYSE: BABA) from February 2016 to November 2017. Prior to joining Alibaba Group, Ms. Kozlak was at Target Corporation (NYSE: TGT) beginning in January 2001, where she served in a variety of legal and leadership roles, including as the executive vice president and chief human resources officer from March 2007 through February 2016. Prior to joining Target in 2001, Kozlak was a partner in the litigation practice of Greene Espel, PLLP, a Minnesota law firm, and a senior auditor at Arthur Andersen & Co, both in Minneapolis. Ms. Kozlak serves as a board member of K.B. Home (NYSE: KBH), MGIC Investment Corp. (NYSE: MTG), and Leslies, Inc. (Nasdaq: LESL). She is a past fellow of the Distinguished Careers Institute (DCI) at Stanford University, received a B.A. degree in Accounting from the College of St. Thomas and earned her Juris Doctor degree from the University of Minnesota.

Through her human resources executive leadership at Target and Alibaba Group, Ms. Kozlak has developed significant knowledge and expertise in human capital strategy, global operations, and digital transformation. Her experience has also given her a deep understanding of executive compensation within a public company.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Brian P. Short (Director Nominee)
Brian P. Short, 71 years old, has been a director of the company since 2002. He is chief executive officer of Leamington Co., a holding company with interests in transportation, community banking, agricultural production, and real estate. Leamington operates AMMF, St. Paul Flight Center, Inc., First Farmers & Merchants Banks, and Benson Parking Services, Inc. Mr. Short also serves as a legal mediator and previously served as a United States Magistrate. His community service has included service on the Board of Directors of Catholic Charities, St. Joseph's Home for Children, Saint Thomas Academy, Allina Hospitals and Clinics, William Mitchell College of Law, and the St. Francis Mission Foundation. He also serves on the Board of Directors of the Archdiocese of St. Paul and Minneapolis, the Advisory Council to the Law School of the University of Notre Dame and the Board of Governors of the Law School of the University of St. Thomas. Mr. Short has an undergraduate degree in economics from the University of Notre Dame and is also a graduate of its law school.

Mr. Short has significant executive experience and, in particular, has experience in the trucking industry through his leadership position at AMMF, a trucking and transportation services company. In addition, with Mr. Short’s legal background and experience, he provides valuable insight into the company’s enterprise risk management areas. Mr. Short meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

James B. Stake (Director Nominee)
James B. Stake, 68 years old, joined C.H. Robinson as a director in 2009. Mr. Stake retired from 3M Company (NYSE: MMM) in 2008, where he last served as executive vice president of 3M's Enterprise Services, a shared services organization. He served in a variety of leadership positions at 3M, leading global health care, industrial, and commercial businesses ranging in size from $100 million to over $3 billion. During his career he served over 12 years of foreign assignments in Europe and South America. In addition to his career at 3M, Mr. Stake serves as a board member and chairs the compensation committee for Otter Tail Corporation (Nasdaq: OTTR), is chairman of the board for privately held Ativa Medical Corp., and has taught as an adjunct professor at the University of Minnesota’s Carlson School of Management. Mr. Stake holds a Bachelor of Science in Chemical Engineering from Purdue University and a Master of Business Administration from the Wharton School at the University of Pennsylvania.

Throughout his career at 3M Company, Mr. Stake gained extensive public company senior management experience at a large company that operates worldwide. In particular, Mr. Stake’s foreign leadership positions and his position with Enterprise Services, provide valuable perspective for C.H. Robinson's international operations and its information technology systems. Mr. Stake also has prior public company board experience with Otter Tail. Mr. Stake meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Paula C. Tolliver (Director Nominee)	Paula C. Tolliver, 56 years old, joined C.H. Robinson as a director in 2018. Ms. Tolliver previously served as corporate vice president and chief information officer at Intel Corporation (Nasdaq: INTC), a technology company, from August 2016 to September 2019. Prior to joining Intel in 2016, Ms. Tolliver served as corporate vice president of Business Services and chief information officer at The Dow Chemical Company (a wholly owned subsidiary of Dow, Inc. (NYSE: DOW)) from 2012 to 2016. Ms. Tolliver also led a services business for Dow Chemical, in addition to holding a variety of other roles in her 20 plus years with the company. She earned a bachelor’s degree in Business Information Systems and Computer Science from Ohio University.

Ms. Tolliver has significant experience and expertise in the areas of information technology and innovation. She also has demonstrated the ability to successfully lead a service business. Ms. Tolliver meets the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission.

BOARD VOTING RECOMMENDATION

The Board of Directors recommends a vote FOR the election of Scott P. Anderson, Robert C. Biesterfeld Jr., Kermit R. Crawford, Wayne M. Fortun, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak, Brian P. Short, James B. Stake, and Paula C. Tolliver as directors of C.H. Robinson Worldwide, Inc.

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PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD OF DIRECTORS GOVERNANCE MATTERS
The Board of Directors (or the “Board”) has a policy that all directors and nominees nominated for election at the Annual Meeting are expected to attend the Annual Meeting. In 2020, all of the director nominees who were directors at that time attended the Annual Meeting.
During 2020, the Board of Directors held eight meetings. Each director holding office during the year attended at least 75 percent of the aggregate of the meetings of the Board of Directors (held during the period for which he or she had been a director) and the meetings of the committees of the Board on which he or she served (held during the period for which he or she served on a committee).
Our Board of Directors has three committees: the Audit Committee, the Compensation Committee, and the Governance Committee. Currently, members and chairs of these committees are:

Independent Directors	Audit	Compensation	Governance
Scott P. Anderson	x		Chair
Kermit R. Crawford		x	x
Wayne M. Fortun		x	x
Timothy C. Gokey	x	x
Mary J. Steele Guilfoile		x	x
Jodee A. Kozlak		Chair	x
Brian P. Short	x		x
James B. Stake	Chair	x
Paula C. Tolliver	x	x
Board Leadership Structure
In 2019, the Board amended our Corporate Governance Guidelines to provide that the Board will appoint a lead independent director any time that the chairman of the board is not independent, and it described the duties of the lead independent director. The Board appointed Scott P. Anderson to serve as lead independent director beginning in May 2019. In May 2020, Mr. John P. Wiehoff retired from the Board of Directors and Mr. Anderson began serving as the chairman of the Board of Directors, as well as the Chair of the Governance Committee.
Our Corporate Governance Guidelines provide that the chairman, in consultation with other Board members, sets the agenda for regular meetings of the Board, and the chair of each committee is responsible for the agendas for the meetings of the applicable committee. Directors and committee members are encouraged to suggest agenda items and may raise other matters at meetings.
We believe that our leadership structure supports the Board’s risk oversight function. Strong independent directors with significant tenure on the Board chair the committees most directly involved in the risk oversight function, there is open communication between management and the Board, and all directors are involved in the risk oversight function.
Risk Oversight
The Board is actively involved in the oversight of risks that could affect the company. This oversight is conducted primarily through the Audit Committee. The Audit Committee Charter establishes that one of the responsibilities of the Audit Committee is to review the key risks or exposures and assess the steps management has taken to minimize such risk on an annual basis. Management is responsible for our Enterprise Risk Management ("ERM") program, which includes key risk identification, mitigation efforts, day-to-day management, and communication to the Audit Committee. The ERM program allows the company to evaluate risks and their potential impact to the company based on multiple factors, including but not limited to business conditions, company capabilities, and risk tolerance. The ERM program is facilitated by the company's Internal Audit Department and consists of identifying and classifying risks, enlisting risk owners, facilitating risk mitigation efforts, and communicating results to senior management and the Audit Committee. Changes in the company’s risk profile may also be identified through routine internal audits and ongoing discussions with members of the company's operational staff and management. A significant component of the ERM program is the annual risk assessment. The annual assessment includes interviews of various key personnel and risk owners within the company, as well as with members of the Audit Committee. The results of the annual risk assessment are presented to the Audit

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PROPOSAL ONE: ELECTION OF DIRECTORS

Committee. The Audit Committee provides periodic risk assessment updates to the Board and solicits input from the Board regarding the company’s risk management practices. In addition, the Compensation Committee periodically reviews the company’s compensation programs to ensure that they do not encourage excessive risk-taking. Additional review or reports on enterprise risks are conducted as needed by the Board or the committees.

The Audit Committee
All of our Audit Committee members are “independent” under applicable Nasdaq listing standards and Securities and Exchange Commission rules and regulations. Our Board of Directors has determined that all five members of the Audit Committee, Messrs. Anderson, Gokey, Short, and Stake, and Ms. Tolliver, meet the definition of an “Audit Committee Financial Expert” as established by the Securities and Exchange Commission. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the financial reports of the company. The Audit Committee has the sole authority to appoint, review, and discharge our independent auditors, and has established procedures for the receipt, retention, and response to complaints regarding accounting, internal controls, or audit matters. In addition, among other responsibilities in the Audit Committee Charter, the Audit Committee is responsible for:
(1)Reviewing the scope, timing, and costs of the audit with the company's independent registered public accounting firm and reviewing the results of the annual audit;
(2)Assessing the independence of the outside auditors on an annual basis, including receipt and review of a written report from the independent auditors regarding their independence consistent with applicable rules of the Public Company Accounting Oversight Board;
(3)Reviewing and approving in advance the services provided by the independent auditors;
(4)Overseeing the internal audit function;
(5)Reviewing the company’s significant accounting policies, financial results, and earnings releases and the adequacy of our internal controls and procedures;
(6)Reviewing the risk management status of the company, including cybersecurity risks; and
(7)Reviewing and approving related-party transactions.
The Audit Committee held eight meetings during 2020. The Audit Committee has engaged Deloitte & Touche LLP as the independent auditor for fiscal year 2021 and is recommending that the company’s shareholders ratify this appointment at the Annual Meeting. The report of the Audit Committee is found on page 44 of this Proxy Statement.
The Compensation Committee
All of our Compensation Committee members are “independent” under applicable Nasdaq listing standards and Internal Revenue Service and Securities and Exchange Commission rules and regulations. The Compensation Committee has oversight responsibilities relating to executive compensation, employee compensation and benefits programs and plans, and succession and leadership development. In addition, among other responsibilities in the Compensation Committee Charter, the Compensation Committee is responsible for:
(1)Reviewing the performance of the chief executive officer;
(2)Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;
(3)Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;
(4)Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
(5)Reviewing executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
The Compensation Committee held eight meetings during 2020. See 2020 Compensation Discussion and Analysis beginning on page 16 including Section VI, Compensation Process, beginning on page 26, for a discussion of the role

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played by our chief executive officer in compensation decisions. The Compensation Committee report on executive compensation is found on page 39 of this Proxy Statement.
The Governance Committee
All members of our Governance Committee are “independent” under applicable Nasdaq listing standards. The Governance Committee serves in an advisory capacity to the Board of Directors on matters of organization and the conduct of Board activities. Among other responsibilities in the Governance Committee Charter, the Governance Committee is responsible for:
(1)Periodically reviewing and making recommendations to the Board as to the size, diversity, and composition of the Board and criteria for director nominees;
(2)Identifying and recommending candidates for service on the Board;
(3)Reviewing and revising the company’s Corporate Governance Guidelines, including recommending any necessary changes to the Corporate Governance Guidelines to the Board;
(4)Leading the Board in an annual review of the performance of the Board and the Board committees;
(5)Making recommendations to the Board regarding Board committee assignments;
(6)Making recommendations to the Board on whether each director is independent under all applicable requirements;
(7)Making recommendations to the Board with respect to the compensation of non-employee directors;
(8)Periodically reviewing with the company’s chief legal officer developments that may have a material impact on the company’s corporate governance programs, including related compliance policies; and
(9)Reviewing, at least annually, the company’s policies, practices, performance, disclosures, and progress toward goals with respect to significant issues of Environmental, Social, and Governance, including the alignment of such efforts with the Company’s overall strategy.
The Governance Committee considers Board of Director nominees recommended by shareholders. The process for receiving and evaluating these nominations from shareholders is described below under the caption “Nominations.”
The Governance Committee held three meetings during 2020.
The charters for each of the Committees of the Board of Directors, our Corporate Governance Guidelines, and our company’s Code of Ethics, which are all a part of our Corporate Compliance Program, are posted under the Governance section of the Investors page of our website at www.chrobinson.com.
Shareholder Communications with Board
C.H. Robinson shareholders and other interested parties may send written communications to the Board of Directors or to any individual director by mailing it to C.H. Robinson Worldwide, Inc., Board of Directors, c/o C.H. Robinson Corporate Secretary, 14701 Charlson Road, Suite 1200, Eden Prairie, MN 55347. These communications will be compiled by the corporate secretary and periodically submitted to the Board or individual director.
Nominations
The Governance Committee considers director nominee recommendations from a wide variety of sources, including members of the Board of Directors, business contacts, community leaders, and members of management. The Governance Committee will also consider shareholder recommendations for director nominees using the same selection criteria and qualifications as nominees identified by other sources, as described below. The Governance Committee may also engage search firms to assist in the director recruitment process.
The Governance Committee determines the selection criteria and qualifications of director nominees based upon the needs of the company. The Board of Directors believes that the directors should possess the highest personal and professional ethics and integrity and be committed to representing the long-term interests of the company’s shareholders. Preferred qualifications also include current or recent experience as a chief executive officer or senior leadership and expertise in a particular business discipline. Directors should be able to provide insights and practical wisdom based on their experience and expertise. The company is committed to diversity and inclusion. Corporate Governance Guidelines

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provide, and the Governance Committee believes, that creating a board with a diversity of gender, ethnicity, background, talent, experience, accomplishments, and perspectives is in the best interests of the company and our shareholders. The company is committed to considering candidates for the Board, regardless of gender, ethnicity, and national origin. Any search firm retained to assist the Governance Committee in seeking director candidates is instructed to consider these commitments.
Shareholders who would like to directly nominate a director candidate must give written notice to the company’s corporate secretary, either by personal delivery or by United States mail, at the following address: 14701 Charlson Road, Eden Prairie, MN 55347. The shareholder’s notice must be received by the corporate secretary no later than (a) 90 days before the anniversary date of the previous year’s Annual Meeting or (b) the close of business on the tenth day following the date on which notice of a special meeting of shareholders for election of directors is first given to shareholders. Accordingly, nominations for the 2022 Annual Meeting must be received by February 5, 2022, unless the alternative deadline is triggered. For each proposed nominee, the shareholder’s notice must comply with and include all information that is required to be disclosed under our Bylaws, any applicable Securities and Exchange Commission rules and regulations, and any applicable laws. The written notice must also include a written consent of the proposed nominee, agreeing to stand for election if nominated by the Governance Committee, and to serve as a director if appointed by the Board of Directors. The shareholder’s notice must also include:
(1)The name and address of the shareholder making the nomination;
(2)The number of C.H. Robinson shares entitled to vote at the meeting held by the shareholder;
(3)A representation that the shareholder is a holder of record of C.H. Robinson Common Stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person named in the notice; and
(4)A description of all arrangements or understandings between the shareholder and each nominee.
We also provide shareholders with a “proxy access” right that entitles shareholders meeting certain eligibility requirements to include nominees for director in our proxy statement. The proxy access right entitles a shareholder, or group of up to 20 shareholders, owning at least 3 percent of our outstanding shares of Common Stock continuously for at least three years to nominate and include in our proxy statement director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors. The shareholder’s notice must be delivered to the company’s corporate secretary as set forth above and must be received by the corporate secretary no earlier than 150 days, and no later than 120 days, before the anniversary date of the mailing of the previous year’s proxy statement, unless an alternative deadline under our Bylaws is triggered. Accordingly, nominations for inclusion in our proxy statement for the 2022 Annual Meeting must be received no earlier than October 24, 2021, and no later than November 23, 2021, unless an alternative deadline is triggered. In addition, the shareholder’s notice must comply with the information requirements described above for other direct nominations of director candidates, as well as the additional notice and information requirements described in our Bylaws.
The Governance Committee initially evaluates a prospective nominee based on his or her resume and other background information that has been provided to the committee. A member of the committee will contact for further review those candidates whom the committee believes are qualified, who may fulfill a specific need of the Board of Directors, and who would otherwise best contribute to the Board of Directors. Based on the information the Governance Committee learns during this process, it determines which nominee(s) to recommend to the Board of Directors to submit for election. The Governance Committee uses the same process for evaluating all nominees, regardless of the source of the nomination.
No candidates for director nominations were submitted to the Governance Committee by any shareholder for the 2021 Annual Meeting. Any shareholder interested in presenting a nomination for consideration by the Governance Committee prior to the 2022 Annual Meeting should do so as early as possible, to provide adequate time to consider the nominee and comply with our Bylaws.
Compensation of Directors
In 2020, each independent director of C.H. Robinson was eligible to receive an annual retainer of $100,000. The Board of Directors approved a 50% reduction in base annual retainer payments from May 1, 2020 through July 31, 2020; these reductions were realized between April 1, 2020 through June 30, 2020. These changes were enacted as part of cost savings measures in response to the COVID-19 pandemic. Directors do not receive additional compensation for each meeting they attend. The Audit Committee chair received an additional annual retainer of $30,000, and the chairs of the Governance and Compensation Committees each received an additional annual retainer of $20,000. Other members of the Audit Committee received an additional annual retainer of $12,500, and other members of the Governance and

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Compensation Committees received additional annual retainers of $7,500. The lead independent director received an additional annual retainer of $25,000 and the independent chairman of the Board received an additional annual retainer of $100,000. Retainers are paid in quarterly installments, at the end of each calendar quarter. Before the retainers are earned, the directors may elect to receive all or a portion of their retainers in cash, stock, or restricted stock units that are immediately vested and are payable to the directors after their service on the Board of Directors has ended.
Directors are required to own a minimum of five times their annual Board retainer in company stock no later than five years after joining the Board of Directors. We base the stock ownership requirements on all shares of company stock deemed owned by a director, which includes vested stock options, vested and unvested restricted stock units, and stock beneficially owned by the director, including owned in a trust, by a spouse, or by dependent children for our directors. All directors are in compliance with the company stock ownership requirements.
In 2020, the Board of Directors granted each director a fully vested restricted stock unit award valued at $150,000, deliverable after leaving the Board of Directors. Restricted stock unit awards are granted in quarterly installments, at the end of each calendar quarter. C.H. Robinson also reimburses non-employee directors for reasonable expenses incurred in attending Board of Directors meetings and for expenses incurred in obtaining continuing education related to service on our Board of Directors. Directors who are also employees of C.H. Robinson are not separately compensated for serving as a member of the Board of Directors.
2020 Director Compensation Table

Name	Fees Earned or Paid in Cash(1)		Stock Awards(2)	Total	Aggregate Number of Shares Outstanding as of December 31, 2020(3)
Scott P. Anderson	$193,790		$150,000	$343,790	20,333
Kermit R. Crawford	28,750	(4)	37,500	66,250	399
Wayne M. Fortun	106,868	(5)	150,000	256,868	41,750
Timothy C. Gokey	107,500	(7)	150,000	257,500	9,584
Mary J. Steele Guilfoile	102,500		150,000	252,500	15,147
Jodee A. Kozlak	110,632	(6)	150,000	260,632	16,074
Brian P. Short	107,500	(7)	150,000	257,500	63,538
James B. Stake	125,000	(8)	150,000	275,000	24,018
Paula C. Tolliver	107,500	(7)	150,000	257,500	6,872
John P. Wiehoff	176,923	(9)	—	176,923	0

(1)The Board of Directors approved a 50% reduction in base cash retainer payments from May 1, 2020 through July 31, 2020; these reductions were realized between April 1, 2020 through June 30, 2020.
(2)The dollar value reflected in this column was awarded as fully vested restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed to the director after his or her board membership terminates.
(3)Includes fully vested restricted stock units and directly owned shares.
(4)Mr. Crawford was appointed to the Board of Directors on September 23, 2020.
(5)Mr. Fortun served as chair of the Compensation Committee until the Annual Meeting on May 7, 2020.
(6)Ms. Kozlak was appointed chair of the Compensation Committee following the Annual Meeting on May 7, 2020.
(7)The director has elected to receive the dollar value of these fees in restricted stock units of the company. Shares equal to the number of restricted stock units will be distributed after termination of board membership.
(8)Mr. Stake has elected to receive one half of the dollar value of these fees in restricted stock units of the company and the balance of his fees paid in cash for 2020. Shares equal to the number of restricted stock units will be distributed after termination of board membership.
(9)Mr. Wiehoff, who held the position of chairman of the Board of Directors until May 7, 2020, received director compensation paid in cash related to his service as chairman in 2020.

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Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee are Kermit R. Crawford, Wayne M. Fortun, Timothy C. Gokey, Mary J. Steele Guilfoile, Jodee A. Kozlak (Chair), James B. Stake, and Paula C. Tolliver. The Compensation Committee members have no interlocking relationships requiring disclosure and are deemed independent under the rules of the Securities and Exchange Commission.

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2020 EXECUTIVE COMPENSATION
2020 Compensation Discussion and Analysis The following Compensation Discussion & Analysis (“CD&A”) describes the background, objectives, and structure of our executive compensation programs. This CD&A is intended to be read in conjunction with the tables beginning on pages 28 and 33, which provide further historical compensation information for the following Named Executive Officers (“NEOs”):
•Robert C. Biesterfeld Jr., President and Chief Executive Officer
•Michael P. Zechmeister, Chief Financial Officer
•Christopher J. O’Brien, Chief Commercial Officer
•Mac S. Pinkerton, President of North American Surface Transportation ("NAST")
•Michael J. Short, President of Global Freight Forwarding

I. Executive Summary
Compensation Philosophy and Structure
We believe our compensation philosophy and design are well aligned with the interests of our shareholders, as well as our performance culture, growth strategy, and desire to attract and retain high-quality executives.
We:
•Pay for performance;
•Reward profitable long-term growth; and
•Align the interests of management with our shareholders.
The company reviews general industry survey data provided by an independent compensation consultant to assess market competitiveness of the components of NEO compensation, including appropriate mix of cash and equity. The company also relies on broader survey data to assess market competitiveness of executive compensation components.

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Our compensation components are as follows:

Element	Performance Period	Objective	Performance Measured/ Rewarded
Base Salary (Fixed)	Annual	Attracts, retains, and rewards top talent and reflects a NEOs responsibilities, performance, leadership potential, succession planning, and relevant market data.	Provides NEOs with fixed compensation that acts as a vehicle to attract and retain. Rewards executives for key performance and contributions. Generally reflects the 25th to 50th percentile for our defined market for talent.
Annual Cash Incentive (Variable)	Annual	Motivates and rewards our executives for the achievement of financial performance and certain strategic goals for the company related to its transformation.
In 2020, the annual cash incentive was based on the following:
•CEO - Target opportunity was 140 percent of base salary and was based on enterprise adjusted pre-tax income ("APTI"). APTI is defined as pre-tax income, adjusted to exclude executive bonuses and unusual or extraordinary items.
•Operating Executive Officers - Target opportunity varied from 40 percent to 80 percent of base salary and was based on the APTI of the business division and/or region of responsibility for the executive, enterprise APTI, and management business objectives (MBOs).
•Administrative Officers - Target opportunity varied from 65 percent to 85 percent of base salary and was based on enterprise APTI and MBOs.
•For all executive officers the maximum annual incentive that may be paid is two times the planned annual incentive at target.
•Threshold and maximum performance goals for NEOs were set at 70 percent and 120 percent of the relevant APTI targets, respectively.

Performance Based Restricted Stock (Variable)	Long-Term	Aligns the interests of management and shareholders.
•Accounts for 50% of NEOs' equity grant value.
•Performance shares vest over five years based on company performance.
•Performance vesting is constructed in a manner as to vest 0 to 100 percent of the award based on year-over-year percentage increase (or decrease) in diluted earnings per share, plus ten percentage points.
•The performance shares have a two year delayed delivery following the five year vesting period.

Stock Options (Variable)	Long-Term	Supports the achievement of strong share price growth.	•Accounts for 50% of NEOs' equity grant value. •Options vest ratably over five years.
Other Compensation considerations are as follows:
•Mix of fixed and variable compensation: The mix of pay between fixed and variable compensation, and the portion of variable compensation linked to performance vesting and the value of company common stock, are consistent with our philosophy of strong linkage between pay and performance. It also puts a substantial percentage of our executives’ compensation at risk. As reflected in the gray components on the following charts, 85 percent of Mr. Biesterfeld’s 2020 target total compensation was variable or “at-risk,” and 72 percent of the 2020 target compensation for our other NEOs was variable or “at-risk.”

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2020 EXECUTIVE COMPENSATION

•Stock ownership guidelines: To ensure alignment with our shareholders, the Compensation Committee has established stock ownership guidelines for our executive officers. The Compensation Committee believes that linking a significant portion of the executive officer’s personal holdings to the company’s success aligns our executive interests with that of our shareholders. Therefore, executive officers are expected to own a significant amount of C.H. Robinson stock. The Compensation Committee has established stock ownership guidelines for our executive officers based on all shares of company stock deemed owned by an executive officer, which includes vested stock options, stock held in the company 401(k) plan, vested and unvested performance shares and restricted stock units. It also includes stock beneficially owned by the officer, including owned in a trust, by a spouse, or by dependent children. Equity ownership guidelines for executive officers are as follows:
•CEO: Six times base salary
•Other NEOs: Three times base salary
•Other direct reports to the CEO: Three times base salary
It is expected that new or recently promoted members of the executive team will achieve the appropriate level of ownership within five years of their appointment. All NEOs are in compliance with the company stock ownership requirements.

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2020 C.H. Robinson Performance Highlights and Incentive Payouts
The following summarizes C.H. Robinson's performance and select 2020 year-over-year operating comparisons to 2019:
•Total revenues increased 5.9 percent to $16.2 billion, driven by higher pricing in ocean and air freight services and contributions from the acquisition of Prime Distribution Services ("Prime Distribution").
•Adjusted gross profits(1) decreased 6.7 percent to $2.4 billion, primarily driven by lower adjusted gross profit margins in truckload services, partially offset by contributions from the Prime Distribution acquisition and higher adjusted gross profits in air freight and ocean services.
•Personnel expenses decreased 4.3 percent to $1.2 billion, driven primarily by cost saving initiatives, including a 2.8 percent decrease in average headcount, the elimination of non-essential travel, and the temporary suspension of the company match to retirement plans for U.S. and Canadian employees, in addition to lower incentive compensation.
•Selling, general, and administrative (“SG&A”) expenses decreased 0.3 percent to $496.1 million, primarily due to significantly lower travel expenses, partially offset by the ongoing expenses from the Prime Distribution acquisition.
•Income from operations totaled $673.3 million, down 14.8 percent from last year due to a decline in adjusted gross profits. Adjusted gross profit margin of 27.9 percent decreased 260 basis points.
•Diluted earnings per share (EPS) decreased 11.2 percent to $3.72.
•Cash flow from operations decreased 40.2 percent to $499.2 million.

(1)Adjusted gross profit is a non-GAAP measure. Additional information about adjusted gross profit, including a reconciliation to gross profit, is available in our annual report on Form 10-K for the year ended December 31, 2020.

The North American surface transportation market experienced significant volatility in freight volumes and costs over the duration of 2020 as a result of the COVID-19 pandemic. The impact on the market varied significantly depending on the customer size, the industry, and the severity of the restrictions in place to control the outbreak. Certain industries, such as retail, saw periods of elevated demand while other industries, especially smaller customers in those industries, experienced extended periods of demand, and production well below historical levels. The impact of reduced consumer demand and production, in addition to driver shortages, resulted in reduced carrier capacity, most notably in truckload, as many carriers either reduced lanes or exited the market entirely. This reduced carrier capacity caused routing guides to rapidly degrade and more loads moved to the spot market, driving sharp increases in transportation costs, most significantly in the second half of 2020.
The global forwarding market also experienced significant volatility resulting from the COVID-19 pandemic. The air freight market experienced a significant decline in capacity due to a reduction in commercial flights from COVID-19 restrictions, which resulted in sharp pricing increases. The impact of the COVID-19 pandemic on the ocean freight market varied significantly over the course of 2020 depending on the severity of the outbreak in regions in which we operate. Many industries experienced temporary volume reductions and factory closures due to efforts to contain the spread of the virus, which initially resulted in excess capacity and decreased pricing early in 2020. In the second half of 2020, most industries had resumed production and companies began to replenish low inventory levels amidst continued market uncertainty from the ongoing COVID-19 pandemic. As demand accelerated, it outpaced carrier capacity returning to the market, which resulted in significant pricing increases for the cost of ocean freight.
These market pressures resulted in a decrease of diluted earnings per share from $4.19 in 2019 to $3.72 in 2020 and translated into below-target incentive payouts under our annual cash incentive plan for most of our NEOs, and zero earned vesting in our performance-based equity awards.
Our enterprise APTI, which is one of the measures used to determine annual non-equity incentive payments for all of our NEOs in 2020, finished at -15 percent in 2020.
NAST APTI finished -33 percent in 2020, driven by lower adjusted gross profit per shipment in truckload and less-than-truckload ("LTL") services. The lower adjusted gross profit per shipment in truckload was driven by the tight carrier capacity in the marketplace and the significant transportation cost volatility resulting from the impact of the COVID-19 pandemic relative to our contractual customer pricing. We continued to meet our customer commitments despite

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increases for the cost of capacity, which has resulted in adjusted gross profit margin compression. NAST APTI was one of the performance measures for one of our 2020 NEOs.
Global Forwarding APTI finished at +111 percent in 2020, driven by the significant increase in air freight and ocean pricing due to the impact of the COVID-19 pandemic. The air freight market has been significantly impacted by reduced cargo capacity due to fewer commercial flights, an increase in charter flights, and larger than normal shipment sizes which has created an environment with unusually high pricing. The price for ocean services has also increased significantly due to tight ocean carrier capacity. These increases were partially offset by volume declines in air freight. Global Forwarding APTI was one of the performance measures for one of our 2020 NEOs.
Say-On-Pay
The Compensation Committee also considers the results of the shareholders’ advisory vote on the compensation of NEOs. At our 2020 and 2019 Annual Meetings, our say-on-pay proposals received “for” votes that represented approximately 93 percent and 90 percent, respectively, of the shares voted on the proposals. The Compensation Committee considered the results of these say-on-pay votes and other shareholder feedback when evaluating our compensation practices and policies in 2020, and when setting the compensation of our NEOs for 2020. The Compensation Committee believes that our say-on-pay proposal results demonstrate shareholders’ support of our compensation practices.
II. Compensation Philosophy
Performance based compensation and alignment of individual, company, and shareholder goals are integral components of C.H. Robinson’s culture and management approach. Performance based compensation makes up a significant portion of our employees’ total compensation package. In addition, approximately 16 percent of our total employees hold equity they received through our current equity incentive plan.
C.H. Robinson, with guidance and oversight from our Compensation Committee, has adopted an executive officer compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
(1)Provide a level of total compensation necessary to attract, retain, and motivate high quality executives;
(2)Pay incentive compensation aligned with company earnings performance;
(3)Emphasize both team and company performance;
(4)Balance incentive compensation to achieve both annual and long-term profitability and growth; and
(5)Encourage executives to make long-term career commitments to C.H. Robinson and our shareholders.
Compensation decisions regarding individual executive officers are based on several factors, including individual performance, level of responsibility, unique skills of the executive, tenure, demands and complexity of the position, and critical nature of the role.

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III. Key Compensation Practices
Our compensation framework and pay-for-performance practices provide appropriate incentives to our executive officers to achieve our financial goals and align our executives with our shareholders’ interests.

What We Do	What We Don’t Do
Executive compensation and incentive payouts are subject to the approval of our independent Compensation Committee	No guaranteed bonuses
Pay opportunity is generally targeted to be within the 25th-50th percentile of general market data of similarly-sized companies	No supplemental pension or executive retirement plan (SERP) benefits
A majority of pay is at risk and performance based	No repricing of underwater options or stock appreciation rights without shareholder approval
Majority of annual incentive compensation performance metrics are directly tied to the driver of shareholder value (APTI)	No hedging or pledging of company shares
Appropriate caps on incentive plan payouts; two times target opportunity	No discounted option or SAR grants
Performance based restricted stock and stock option grants to create alignment with shareholders	No executive only severance plan
Executives are subject to robust stock ownership guidelines and a minimum of a two-year post-vest holding requirement on all performance shares	No automatic vesting and delivery of equity upon a change in control
Incentive compensation, including cash incentives and equity subject to claw-back for material misconduct and restatement	No executive only perquisite benefits
Equity compensation subject to forfeiture and claw-back if executive violates company employment agreements	No favorable adjustments were made to our compensation practices as a result of the COVID-19 pandemic
Our Compensation Committee is comprised entirely of independent directors
Our Compensation Committee engages an independent consultant
Our Compensation Committee regularly meets in executive session without management present

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2020 EXECUTIVE COMPENSATION
IV. Elements of Executive Compensation
Base Salary
Annual base salary is designed to compensate our executive officers as part of a total compensation package necessary to attract, retain, and motivate high quality executives. Our 2020 base salaries generally reflect the 25th to 50th percentile of our defined market for talent. Base salary payments were reduced by 50% for the chief executive officer and 20% for the other named executive officers for the period from May 1, 2020 through July 31, 2020. These changes were enacted as part of our cost savings initiatives related to the COVID-19 pandemic.
Base salaries are reviewed annually and are adjusted to reflect a NEO's responsibilities, performance, leadership potential, succession planning, and relevant market data. A market salary adjustment was made for Mr. Pinkerton to move his salary closer to market median for his role.

NEO	Title	2019 Base Salary	2020 Base Salary(1)	% Change
Robert C. Biesterfeld Jr.(2)	President and Chief Executive Officer	$975,000	$1,025,000	5%
Michael P. Zechmeister(3)	Chief Financial Officer	700,000	710,000	1%
Christopher J. O’Brien	Chief Commercial Officer	500,000	515,000	3%
Mac S. Pinkerton(4)	President of NAST	475,000	600,000	26%
Michael J. Short	President of Global Forwarding Freight	525,000	540,000	3%

(1)Base salary payments were reduced by 50% for the chief executive officer and 20% for the other named executive officers for the period from May 1, 2020 through July 31, 2020.
(2)Mr. Biesterfeld was appointed CEO on May 9, 2019.
(3)Mr. Zechmeister was hired as chief financial officer on August 30, 2019.
(4)Mr. Pinkerton was appointed president of NAST on January 1, 2019.

Non-Equity Incentive Plan Compensation (“annual cash incentive compensation”)
The primary objectives of our annual cash incentive compensation are to motivate our people to grow our company profits, align pay with annual company performance, and motivate and incent the company's executive leaders for achievement of important goals aligned to their function or division MBOs. The Compensation Committee included MBOs as part of our fiscal 2020 annual cash incentive compensation plan for each NEO, other than our CEO, to incentivize the achievement of more individualized financial and operational objectives that are critical to our long-term strategy. The MBOs were designed to recognize the initiatives that help the company navigate the large cyclical swings that affect the freight transportation environment, as well as our initiatives to continue driving operating margin expansion over the long-term, achieve overall market-share growth, and the successful implementation of our digital transformation efforts.
The Compensation Committee approves an individualized incentive compensation plan for each NEO in the first quarter of the calendar year. NEO annual incentive compensation amounts are set as a percentage of their base salary, to reflect the executive’s responsibilities, performance, and contribution to overall company goals. The measure used to determine the financial component of annual incentive compensation is APTI.
Each year, the Compensation Committee establishes target APTI growth for the enterprise and the divisions at levels that are consistent with the company’s long-term expected results. Given the transactional nature of a significant portion of our business and our fluctuating adjusted gross profit margins due to market conditions, historically the company has found it difficult to forecast short-term performance. As such, we believe it is important to align targets more closely with our long-term growth goals, with some consideration given to shorter-term market trends and divisional business plans. Our annual targets should not vary significantly year to year, except under unusual circumstances.
The threshold, target, and maximum levels of APTI growth are set each year with the following objectives:
•The relative difficulty of achieving each level is consistent from year to year;

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•The target level is challenging but achievable and reflects planned company performance. The performance ranges within which threshold and maximum incentive payouts can be earned are generally consistent with the range of financial results within which performance is expected to occur; and
•A threshold payment is made to reward partial achievement of the target, and a maximum payment rewards attainment of an aggressive, but potentially achievable, level of performance.
For performance between threshold and target or target and maximum, the achievement percentage is determined by linear interpolation. The performance range for the financial metrics of the annual incentive compensation for NEOs ranges from 70 percent of target at threshold and 120 percent of target at maximum. The performance range for the MBO metric of the annual incentive plan for NEOs is 90 percent to 110 percent of target. The NEO annual incentive compensation plan is capped at two times the target opportunity.
In 2020, the Compensation Committee established these APTI targets based on the expectation that our stated long-term growth objective is to grow earnings per share by at least 10 percent annually. As noted below, the Compensation Committee aligned our shorter term targets more closely with anticipated outcomes that will drive our longer term goals. The Compensation Committee certified the following actual performance levels and percentage of target payout for each of the NEOs.
Incentive compensation plans are reviewed annually.

2020 NEO Annual Incentive Compensation Metrics	Target	Actual
Enterprise APTI growth(1)	7%	-15%	(2)
North American Surface Transportation APTI growth(3)	7%	-33%
Global Forwarding APTI growth(4)	10%	111%

(1)In 2020, all NEOs had at least a portion of their incentive compensation plan aligned to Enterprise APTI.
(2)APTI included an adjustment related to a loss on a sale-leaseback of a company-owned data center and adjustments related to M&A activity.
(3)In 2020, Mr. Pinkerton had additional alignment to NAST APTI.
(4)In 2020, Mr. Short had additional alignment to Global Forwarding APTI.
As discussed above, for fiscal 2020, a portion of the annual incentive compensation plan for each NEO, other than the CEO, was tied to achievement of personal MBOs that were set at the beginning of the year. Performance against these MBOs was evaluated after year end, with the CEO making recommendations to the Compensation Committee on the achievement of each NEO’s MBO. The Compensation Committee then determined the level of achievement of the MBOs to determine the level of payout for this component of the plan. Each NEO’s MBOs are described in more detail in the tables beginning on page 28.

Equity Compensation
We use equity compensation as our primary tool for aligning our executives with long-term shareholder interests, rewarding them for the achievement of overall company performance, and retaining them at C.H. Robinson. Equity compensation represents approximately 63 percent of our CEO's total target compensation and approximately 51 percent of target compensation for other NEOs. Equity compensation for our executive officers is performance based and highly variable based on growth in company earnings and stock price appreciation. We believe equity compensation is an integral component of meeting our compensation goals as outlined in our compensation philosophy. Our shareholder-approved equity incentive plan is designed to give us flexibility to achieve these objectives. It allows us to grant performance based restricted shares and stock units; time based stock options, restricted shares, and stock units; and other types of equity compensation. Executive officers, other employees, and directors may receive equity compensation.
Equity awards made to our NEOs are generally granted in the form of performance based restricted shares and time based stock options, weighted equally by fair value. Both the performance based restricted shares and time based stock option awards vest over five calendar years. Given the large percentage of their total compensation that is equity, the performance vesting formula that is based on growth in company profitability, and the long-term nature of the vesting and delivery, we believe these awards are an effective tool for creating long-term ownership, aligning our executives’ interests

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with those of our shareholders, and linking executive officer compensation to our long-term company growth strategy. We continue to monitor market trends and plan enhancements related to our equity award design.
Performance Based Restricted Shares
For our performance based restricted share awards, vesting may occur each year for up to five calendar years, based on company performance over that period of time. Any performance based restricted shares that are unvested at the end of the five years are forfeited back to the company. Performance vesting is constructed in a manner as to vest 0 to 100 percent of the award based on the change in diluted earnings per share from the prior year’s achievement, over the five-year vesting period of the award. Additionally, an award may vest zero when there is not year-over-year diluted earnings per share growth, as was experienced by participants in 2019 and 2020.
The annual vesting percentage for performance based restricted share awards is equal to the year-over-year percentage increase (or decrease) in diluted earnings per share, plus ten percentage points.
For all performance based restricted share awards made to NEOs in 2015 through 2020, we have a post-vest holding period whereby the standard delivery of all vested shares occurs on the earlier of two years after termination of employment or two years following the end of the five-year vesting period. We believe a delayed delivery after vesting or termination strengthens our employment agreements and aligns with shareholders’ interests.
Dividend equivalents are paid to participants in cash on all performance based restricted shares, vested or unvested. Dividend equivalents provide an important link between the executives’ stake in the company and its long-term health. It also better aligns them with our shareholders, who receive approximately 50 percent to 55 percent of company earnings in the form of dividends.
The fair value of each performance based restricted share award is established on the date of grant. For grants of performance based restricted shares and stock units, the fair value is established based on the market price of our common stock on the date of the grant, discounted for post-vesting holding restrictions.
Performance based restricted share annual vesting percentage information is set forth in the following table:

Performance Vesting Year	2015 Grant	2016 Grant	2017 Grant	2018 Grant	2020 Grant (1)
2016	12%	—	—	—	—
2017	9%	9%	—	—	—
2018	43%	43%	43%	—	—
2019	0%	0%	0%	0%	—
2020	0%	0%	0%	0%	0%
Total Cumulative Vesting	64%	52%	43%	0%	0%
Vesting Years Remaining	0	1	2	3	4

(1)Due to changes in the timing of the annual equity grant cycle, the annual performance based restricted share grants that were historically granted in December were granted in February.
Stock Options
Stock option awards vest ratably over five years. For grants of time based stock options, the fair value is established using the Black-Scholes option pricing model. Incentive stock option annual vesting percentage information is set forth in the following table:

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Vesting Year	2015 Grant	2016 Grant	2017 Grant	2018 Grant	2020 Grant (1)
2016	20%	—	—	—	—
2017	20%	20%	—	—	—
2018	20%	20%	20%	—	—
2019	20%	20%	20%	20%	—
2020	20%	20%	20%	20%	20%
Total Cumulative Vesting	100%	80%	60%	40%	20%
Vesting Years Remaining	0	1	2	3	4

(1)Due to changes in the timing of the annual equity grant cycle, the annual time based stock option grants that were historically granted in December were granted in February.
V. Additional Compensation Policies and Practices
Equity Plan Acceleration and Post-Employment Vesting
We do not have a separate severance pay plan for NEOs.
Our equity award agreements with our NEOs include provisions that allow Board discretion to accelerate vesting, in full, if a change in control occurs(1), or if employment ends due to death or disability. Stock options granted to our NEOs will fully vest and become exercisable immediately in connection with the same events. This treatment for performance based restricted share awards and time based stock option awards has been adopted primarily because it is seen to effectively create incentives for our executive team to obtain the highest value possible should we be acquired in the future, because it is expected to provide a powerful retention device during the uncertain times preceding a change in control transaction, and because it provides employees the same opportunity as shareholders to participate in the change in control event.
Post-employment vesting of both performance based restricted share and time based stock option grants (for reasons other than death, disability, and change in control) is tied to non-compete agreements and provides protections to the company and our relationships with our employees, customers, and service providers. For both types of equity grants, the following post-employment vesting is available, based on age and tenure with the company following a minimum of five years of service:

Sum of Age and Tenure at Termination of Employment	Post-Employment Additional Vesting
Less than 50	2 Years
At least 50 but less than 60	3 Years
At least 60 but less than 70	4 Years
70 and greater	5 Years
Employment Agreements
C.H. Robinson uses employment agreements to protect against former employees soliciting our employees, customers, and service providers. All employees sign agreements acknowledging their understanding of company policies and committing to certain confidentiality obligations. Certain employees, including all NEOs, sign an employment agreement that includes more restrictive non-competition and non-solicitation covenants. Typically, these agreements do not commit to post-termination compensation. Other than Mr. Zechmeister(2), the company does not have severance plan commitments to any NEOs except for the continued vesting provision listed above in the Equity Plan Acceleration and Post Employment Vesting section.

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(1)If a change in control of our company occurs, the Compensation Committee may take such actions with respect to outstanding equity awards as it deems appropriate under the circumstances, which may include (i) providing for the continuation, assumption, or replacement of outstanding awards by the surviving or successor entity; (ii) providing that outstanding awards will terminate upon or immediately prior to the consummation of such change in control; (iii) providing that outstanding awards will vest and become exercisable or payable, in whole or in part, prior to or upon consummation of such change in control, or upon termination of a NEO’s employment; or (iv) providing for the cancellation of any outstanding award in exchange for a payment equal to the intrinsic value of the award at the time of the change in control. The Compensation Committee may specify the action to be taken in an award agreement or take the action prior to or coincident with the change in control and is not required to treat all awards or all NEOs similarly.
(2)If Mr. Zechmeister’s employment is involuntarily terminated other than for documented performance or misconduct issues, or if his role and associated compensation is substantially changed without his consent, and he enters into a separation agreement with the company, he will be entitled to severance equal to his annual base salary, one-half of which will be paid within 30 days after execution of the separation agreement and one-half of which will be paid 26 weeks after his termination date.
Officer-Only Benefits
C.H. Robinson places a high value on all roles throughout our company and on consistency of culture and management approach. We do not provide our executives and managers with any unique perquisites or compensation plans.
The Supplemental All Other Compensation table found on page 34 contains information about the benefits and perquisites for each of the NEOs, including the aggregate incremental cost of the perquisites.
Other Broad-Based Employee Benefits
Our NEOs are eligible to participate in all the same benefit programs as other C.H. Robinson employees. These include:
Employee 401(k) Retirement Plan
We believe that saving for retirement is important for our employees. C.H. Robinson maintains a 401(k) retirement plan that meets the requirements of an ERISA qualified plan and the Internal Revenue Code. Our U.S. employees are eligible to contribute up to 75 percent of their cash compensation to the 401(k) plan, subject to Internal Revenue Service limitations. To support our compensation objectives, in 2020, the company matched 100 percent of the first 6 percent of eligible compensation that employees contributed to the plan during the year. However, C.H. Robinson suspended the match on the 401(k) plan from May 22, 2020, through the end of the year, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. The match was reinstated on January 1, 2021.
Employee Stock Purchase Plan
Because we believe in aligning employee interests with our shareholders and our long-term company performance, C.H. Robinson maintains an employee stock purchase plan (ESPP) that meets the requirements of the Internal Revenue Code.
Employee Health and Welfare Benefits
To support our goal to provide competitive compensation and benefits, the company sponsors several health and welfare benefit plans for our employees: health, dental, vision, flexible medical and dependent care spending, short-term disability and long-term disability, life insurance, and holiday and other paid time off.

VI. Compensation Process
The Compensation Committee
The Compensation Committee is responsible for assisting the Board of Directors in:
(1)Reviewing the performance of the chief executive officer;
(2)Determining all elements of the compensation and benefits for the chief executive officer and other executive officers of the company;
(3)Reviewing and approving the company’s compensation program, including equity-based plans, for management employees generally;

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(4)Overseeing the company’s process of conducting advisory shareholder votes on executive compensation; and
(5)Reviewing the executive officers’ employment agreements; separation and severance agreements; change in control agreements; and other compensatory contracts, arrangements, and benefits.
The Compensation Committee Report on executive compensation is found on page 39 of this Proxy Statement.
Cash Compensation
At every February Compensation Committee meeting, our chief executive officer presents to the Compensation Committee his recommendations on base salary compensation for the company’s executive leaders, including each of the NEOs. The chief executive officer does not make a recommendation on his own compensation. The Compensation Committee determines the chief executive officer’s compensation, as well as approves the compensation for the other NEOs.
Additionally, at this same meeting, after the financial results of the previous year have been finalized, our chief executive officer presents to the Compensation Committee his recommendation on annual cash incentive compensation plans for the company’s executive leaders, including each of the NEOs. During this meeting, the Compensation Committee certifies the APTI results and corresponding incentive compensation for the executive officers for the prior year and approves recommended annual cash incentive targets for the current year.
The Compensation Committee considers many factors when setting compensation plans and awards, including company performance, NEOs’ responsibilities, officer performance, position tenure, experience, and survey information from independent experts. For the past seven years, the Compensation Committee engaged Aon Hewitt to present executive compensation market data and practices information to the Compensation Committee in preparation for determining and approving executive compensation. Given the digital transformation underway at the company, the Compensation Committee is continually assessing best practices related to the core components, general principles, and compensation philosophy needed to support its business strategies and to enhance long-term shareholder value creation. We will continue to seek independent consultative input on these matters going forward.

Equity Compensation
In 2020, our NEOs were awarded performance shares and time-based stock options. Our chief executive officer presents equity recommendations to the Compensation Committee for our executive officers, excluding himself. The Compensation Committee determines the chief executive officer’s equity compensation award. The Compensation Committee approves the awards for each of the executive officers and approves the equity grants to all other recipients through the Non-Executive Stock Award Committee. The grant date of awards for all employees, including the NEOs, is the date of Compensation Committee approval.

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VII. Named Executive Officer Compensation
Realized Annual Compensation
C.H. Robinson views total realized annual compensation as total cash (base salary and annual cash incentive compensation) plus equity vested during that calendar year. As described in the Equity Compensation section beginning on page 23, the equity compensation of our executive officers is performance based and has significant variability based on company earnings growth. Because performance equity may not vest, we think it is most appropriate to measure total compensation in this way. In the Total 2020 Realized Annual Compensation table for each NEO below, the values in the “Equity Earned” column reflect the actual percentage vested during the calendar year multiplied by the grant date fair value for the performance based restricted shares and the time based stock options vesting during each year.
Performance Evaluation and Compensation
The NEOs are all paid the same compensation elements. The determination of the NEOs’ 2020 base salary, annual cash incentive compensation, and equity compensation (both performance based restricted shares and time based stock options) followed the practices explained above for executive compensation. Each member of this group is evaluated, and his compensation is based on several different factors, including, but not limited to, the following:
(1)Title, role, scope of responsibility, and relative experience;
(2)Tenure in their position;
(3)Subjective evaluation of individual performance;
(4)Financial performance of the company as a whole;
(5)Financial performance of the portion of the business the NEO leads, where applicable; and
(6)Comparison to market survey information.
The Compensation Committee annually conducts an evaluation of the chief executive officer’s performance. Based on this evaluation, the Compensation Committee determines base salary, annual cash incentive compensation, and equity compensation of the chief executive officer.
Robert C. Biesterfeld Jr., President and Chief Executive Officer
Mr. Biesterfeld started 2020 at a base salary of $975,000 and on March 1, 2020, as part of our annual compensation review cycle, moved to a base salary of $1,025,000. He earned annual cash incentive compensation of $467,577 for 2020 paid on February 26, 2021. Mr. Biesterfeld's annual cash incentive compensation plan awarded compensation for the company's achievement of APTI in certain ranges. In February 2020 as part of our annual grant cycle, Mr. Biesterfeld received 34,611 performance based restricted shares and 161,820 time based stock options. Both of these equity awards began vesting in 2020.
Robert C. Biesterfeld Jr. 2020 Annual Cash Incentive Compensation Plan

Annual Base Salary	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	Target Enterprise APTI Growth %	Actual Enterprise APTI Growth %
$1,025,000	140%	280%	7%	-15%

Total 2020 Realized Annual Compensation: The following table illustrates Mr. Biesterfeld’s total realized compensation in 2020 of $2,578,411, an increase of 21 percent from 2019. Mr. Biesterfeld was appointed CEO in May 2019 and his 2020 compensation is reflective of this change in role. For the period from May 1, 2020 through July 31, 2020, Mr. Biesterfeld's base salary payments were reduced by 50%, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. Our business results in 2020 led to a decline in enterprise APTI, resulting in low annual cash incentive compensation as well as no performance vesting for our performance based restricted shares.

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	Base Salary Paid	Cash Incentive Compensation	Total Cash	% of Target Incentive Achieved(1)	Equity Earned(2)	Total Realized Compensation
2020	$878,750	$467,577	$1,346,327	33%	$1,232,084	$2,578,411
2019	870,833	428,895	1,299,728	42%	827,858	2,127,586
2018	600,000	849,620	1,449,620	136%	1,217,312	2,666,932

(1)See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 22, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(2)See the disclosures made under the headings Performance Based Restricted Shares and Stock Options on page 24 pertaining to the actual vesting percentages earned.
Michael P. Zechmeister, Chief Financial Officer
Mr. Zechmeister started 2020 at a base salary of $700,000 and on March 1, 2020, as part of our annual compensation review cycle, moved to a base salary of $710,000. Mr. Zechmeister's annual cash incentive compensation plan awarded compensation for the company's achievement of APTI in certain ranges, as well as MBOs. Mr. Zechmeister’s MBOs were tied to achievement of global market share growth, improvements in financial capabilities, as well as achievement of enterprise cost savings. Mr. Zechmeister's annual cash incentive compensation of $290,084 for 2020 paid on February 26, 2021. In February 2020 as part of our annual grant cycle, Mr. Zechmeister was awarded 11,772 performance based restricted shares and 55,020 time based stock options. Both of these equity awards began vesting in 2020.
Michael P. Zechmeister 2020 Annual Cash Incentive Compensation Plan

Annual Base Salary	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	% Tied to Enterprise APTI	% Tied to Division APTI	% Tied to MBO
$710,000	85%	170%	80%	0%	20%

Target Enterprise APTI Growth %	Actual Enterprise APTI Growth %	Target Division APTI Growth %	Actual Division APTI Growth %	MBO Achievement %
7%	-15%	N/A	N/A	110%

Total 2020 Realized Annual Compensation: The following table illustrates Mr. Zechmeister’s total realized compensation in 2020 of $1,572,998, an increase of 136 percent from 2019. Mr. Zechmeister was hired as CFO on August 30, 2019, resulting in pro-rated compensation for that year. For the period from May 1, 2020 through July 31, 2020, Mr. Zechmeister's base salary payments were reduced by 20%, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. Our business results in 2020 led to a decline in enterprise APTI, resulting in low annual cash incentive compensation as well as no performance vesting for our performance based restricted shares.

	Base Salary Paid	Cash Incentive Compensation(1)	Total Cash	% of Target Incentive Achieved(2)	Equity Earned(3)	Total Realized Compensation
2020	$666,839	$290,084	$956,923	48%	$616,075	$1,572,998
2019	235,985	283,945	519,930	42%	145,266	665,196

(1)2019 figure includes $200,000 sign-on bonus.
(2)See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 22, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(3)See the disclosures made under the headings Performance Based Restricted Shares and Stock Options on page 24 pertaining to the actual vesting percentages earned.

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Christopher J. O’Brien, Chief Commercial Officer
Mr. O’Brien started 2020 at a base $500,000 and on March 1, 2020, as part of our annual compensation review cycle, moved to a base salary of $515,000. Mr. O'Brien's annual cash incentive compensation plan awarded compensation for the company's achievement of APTI in certain ranges, as well as MBOs. Mr. O’Brien’s MBOs were tied to achievement of global market share growth and key metrics aligned to customer engagement. Mr. O'Brien's annual cash incentive compensation of $184,811 for 2020 paid on February 26, 2021. In February 2020 as part of our annual grant cycle, Mr. O'Brien was awarded 7,663 performance based restricted shares and 33,690 time based stock options. Both of these equity awards began vesting in 2020.

Christopher J. O’Brien 2020 Annual Cash Incentive Compensation Plan

Annual Base Salary	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	% Tied to Enterprise APTI	% Tied to Division APTI	% Tied to MBO
$515,000	65%	130%	70%	0%	30%

Target Enterprise APTI Growth %	Actual Enterprise APTI Growth %	Target Division APTI Growth %	Actual Division APTI Growth %	MBO Achievement %
7%	-15%	N/A	N/A	108%

Total 2020 Realized Annual Compensation: The following table illustrates Mr. O’Brien’s total realized compensation in 2020 of $1,067,819, an increase of 13 percent from 2019. For the period from May 1, 2020 through July 31, 2020, Mr. O'Brien's base salary payments were reduced by 20%, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. Our business results in 2020 led to a decline in enterprise APTI, resulting in low annual cash incentive compensation as well as no performance vesting for our performance based restricted shares.

	Base Salary Paid	Cash Incentive Compensation	Total Cash	% of Target Incentive Achieved(1)	Equity Earned(2)	Total Realized Compensation
2020	$482,412	$184,811	$667,223	55%	$400,596	$1,067,819
2019	500,000	126,975	626,975	42%	316,439	943,414
2018	500,000	499,201	999,201	166%	1,283,716	2,282,917

(1)See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 22, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(2)See the disclosures made under the headings Performance Based Restricted Shares and Stock Options on page 24 pertaining to the actual vesting percentages earned.

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Mac S. Pinkerton, President of North American Surface Transportation
Mr. Pinkerton started 2020 at a base $475,000 and on March 1, 2020, as part of our annual compensation review cycle, moved to a base salary of $600,000. Mr. Pinkerton's annual cash incentive compensation plan awarded compensation for NAST’s achievement of API in certain ranges, the company's achievement of APTI in certain ranges, as well as MBOs. Mr. Pinkerton’s MBOs were tied to achievement of global market share growth and key metrics aligned to business transformation. Mr. Pinkerton's annual cash incentive compensation of $196,681 for 2020 paid on February 26, 2021. In February 2020 as part of our annual grant cycle, Mr. Pinkerton received 9,365 performance based restricted shares and 41,170 time based stock options. Both of these equity awards began vesting in 2020.

Mac S. Pinkerton 2020 Annual Cash Incentive Compensation Plan

Annual Base Salary	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	% Tied to Enterprise APTI	% Tied to Division APTI	% Tied to MBO
$600,000	80%	160%	30%	40%	30%

Target Enterprise APTI Growth %	Actual Enterprise APTI Growth %	Target Division APTI Growth %	Actual Division APTI Growth %	MBO Achievement %
7%	-15%	7%	-33%	104%

Total 2020 Realized Annual Compensation: The following table illustrates Mr. Pinkerton’s total realized compensation in 2020 of $1,021,065, an increase of 18 percent from 2019. For the period from May 1, 2020 through July 31, 2020, Mr. Pinkerton's base salary payments were reduced by 20%, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. Our business results in 2020 led to a decline in enterprise and NAST APTI, resulting in low annual cash incentive compensation as well as no performance vesting for our performance based restricted shares.

	Base Salary Paid	Cash Incentive Compensation	Total Cash	% of Target Incentive Achieved(1)	Equity Earned(2)	Total Realized Compensation
2020	$544,250	$196,681	$740,931	41%	$280,134	$1,021,065
2019	475,000	212,943	687,943	56%	177,291	865,234

(1)See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 22, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(2)See the disclosures made under the headings Performance Based Restricted Shares and Stock Options on page 24 pertaining to the actual vesting percentages earned.

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Michael J. Short, President of Global Freight Forwarding
Mr. Short started 2020 at a base salary of $525,000 and on March 1, 2019, as part of our annual compensation review cycle, moved to a base salary of $540,000. Mr. Short's annual cash incentive compensation plan awarded compensation for Global Forwarding's achievement of APTI in certain ranges, the company's achievement of APTI in certain ranges, as well as MBOs. Mr. Short’s MBOs were tied to achievement of global market share growth and initiatives to drive standardization of business processes. Mr. Short's annual cash incentive compensation of $464,090 for 2020 paid on February 26, 2021. In February 2020 as part of our annual grant cycle, Mr. Short received 7,240 performance based restricted shares and 31,820 time based stock options. Both of these equity awards began vesting in 2020.

Michael J. Short 2020 Annual Cash Incentive Compensation Plan

Annual Base Salary	Target Incentive as % of Base Salary	Maximum Incentive as % of Base Salary	% Tied to Enterprise APTI	% Tied to Division APTI	% Tied to MBO
$540,000	70%	140%	30%	40%	30%

Target Enterprise APTI Growth %	Actual Enterprise APTI Growth %	Target Division APTI Growth %	Actual Division APTI Growth %	MBO Achievement %
7%	-15%	10%	111%	110%

Total 2020 Realized Annual Compensation: The following table below illustrates Mr. Short’s total realized compensation in 2020 of $1,448,871, an increase of 30 percent from 2019. For the period from May 1, 2020 through July 31, 2020, Mr. Short's base salary payments were reduced by 20%, which was enacted as part of our cost savings initiatives related to the COVID-19 pandemic. Our business results in 2020 led to a decline in enterprise APTI, resulting in low annual cash incentive compensation as well as no performance vesting for our performance based restricted shares, however Global Forwarding had a significant increase in APTI resulting in this portion of Mr. Short's annual cash incentive compensation having a higher payout.

	Base Salary Paid	Cash Incentive Compensation	Total Cash	% of Target Incentive Achieved(1)	Equity Earned(2)	Total Realized Compensation
2020	$505,950	$464,090	$970,040	123%	$478,831	$1,448,871
2019	520,833	192,398	713,231	52%	399,344	1,112,575
2018	500,000	316,464	816,464	90%	1,003,326	1,819,790

(1)See the disclosures made under the heading Non-Equity Incentive Plan Compensation, beginning on page 22, pertaining to the impact of company APTI in the calculation of the NEO's percentage of target incentive payout achieved.
(2)See the disclosures made under the headings Performance Based Restricted Shares and Stock Options on page 24 pertaining to the actual vesting percentages earned.

Section 162(m) Disclosure
Section 162(m) of the Internal Revenue Code precludes us from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees”. Our covered employees include all employees who have been a covered employee in any year since 2017. As of 2018, a covered employee includes any employee who has been the chief executive officer, the chief financial officer, or one of our three other most highly compensated executive officers in a year. Prior to 2018, this deduction limitation did not apply to qualified “performance-based” compensation and a company’s chief financial officer was not considered to be a covered employee. Consequently, compensation paid in 2018 and later years to covered employees in excess of $1 million will not be deductible unless it qualifies for transitional relief

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applicable to certain binding, written performance-based compensation arrangements that were in place as of November 2, 2017.
Despite these new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe that a significant portion of our executives’ compensation should be tied to the company’s performance and that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to us. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.

Summary Compensation Table

Name of Executive Officer and Principal Position	Year	Salary		Bonus		Stock Awards(1)		Option Awards(2)		Non-Equity Incentive Plan Compensation(3)		All Other Compensation(4)	Total
Robert C. Biesterfeld Jr	2020	$878,750		$—		$2,053,817		$2,021,132		$467,577		$11,394	$5,432,670
President and Chief Executive Officer	2019	870,833	(5)	—		1,879,415	(5)	1,869,985	(5)	428,895	(5)	16,800	5,065,928
	2018	600,000	(6)	—		1,110,877	(6)	1,081,727	(6)	849,620	(6)	11,000	3,653,224
Michael P. Zechmeister	2020	666,839		—		698,550		687,200		290,084		24,325	2,366,998
Chief Financial Officer	2019	235,985	(7)	200,000	(8)	1,681,567	(7)(9)	726,328	(7)	83,945	(7)	57,637	2,985,462
Christopher J. O'Brien	2020	482,412		—		454,722		420,788		184,811		15,633	1,558,366
Chief Commercial Officer	2019	500,000		—		—	(10)	—	(10)	126,975		16,800	643,775
	2018	500,000		—		447,805		439,333		499,201		11,000	1,897,339
Mac S. Pinkerton	2020	544,250		—		555,719		514,213		196,681		17,100	1,827,964
President of North America	2019	475,000		—		50,250	(11)	50,027	(11)	212,943		16,800	805,020
Surface Transportation
Michael J. Short	2020	505,950		—		429,622		397,432		464,090		17,100	1,814,194
President of Global Freight Forwarding	2019	520,833		—		—	(10)	—	(10)	192,398		16,800	730,031
	2018	500,000		—		423,217		414,914		316,464		11,000	1,665,595

(1)The 2018, 2019, and 2020 performance based restricted share grants are available to vest over a five-year period based on the financial performance of the company. The actual vesting percentage for each year is determined by the following formula: year-over-year growth rate in diluted earnings per share, plus ten percentage points. Any shares unvested after five years are forfeited back to the company. The actual vesting percentage was 43 percent in 2018, 0 percent in 2019, and 0 percent in 2020. Assumptions used in the calculation of the amounts reported in this table are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)The 2018, 2019, and 2020 stock option grants vest pro-rata over the five calendar years beginning in the year of grant. Assumptions used in the calculation of the amounts reported in this table are included in Note 6 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(3)The dollar amount in this column represents the amount the NEO earned during the respective year under their non-equity annual incentive plan; these amounts correspond to and are referred as "annual cash incentive compensation" in the Performance Evaluation and Compensation subsection of Section VII beginning on page 28. These figures include payouts for MBOs related to strategic goals for the company transformation.
(4)All other compensation for our NEOs is summarized in the Supplemental All Other Compensation table.
(5)These figures include compensation adjustments as a result of Mr. Biesterfeld's appointment to president and chief executive officer effective May 9, 2019.
(6)These figures include compensation adjustments as a result of Mr. Biesterfeld's appointment to chief operating officer effective March 1, 2018.
(7)This figure includes prorated compensation as a result of Mr. Zechmeister's hire as chief financial officer on August 30, 2019.
(8)This figure includes a cash sign-on bonus paid to Mr. Zechmeister.
(9)This figure includes 12,190 restricted stock units with a grant value of $1,000,190, which vest pro-rata over three years.
(10)Due to changes in the timing of the annual equity grant cycle, the annual performance based restricted share and time based stock option grants that would have historically been granted in December 2019 were moved to February 2020.
(11)These figures include performance based restricted share and time based stock option grants made to Mr. Pinkerton as a result of his appointment to president of NAST effective January 1, 2019.

2021 Proxy Statement	33

2020 EXECUTIVE COMPENSATION

Supplemental All Other Compensation Table

Name of Executive Officer	Year	Perks and Personal Benefits		Tax Reim-bursements	Registrant Contributions to Defined Contributions(1)	Other	Total
Robert C. Biesterfeld Jr	2020	$—		$—	$11,394	$—	$11,394
Michael P. Zechmeister	2020	12,925	(2)	—	11,400	—	24,325
Christopher J. O'Brien	2020	—		—	15,633	—	15,633
Mac S. Pinkerton	2020	—		—	17,100	—	17,100
Michael J. Short	2020	—		—	17,100	—	17,100

(1)Represents matching contributions under the company’s qualified 401(k) plan.
(2)Represents the value of relocation expenses reimbursed by the company.

Dividend Equivalents Paid on Unvested Shares

Name of Executive Officer	Year	Dividend Equivalents(1)
Robert C. Biesterfeld Jr	2020	$129,576	(2)
	2019	87,638	(2)
	2018	52,634	(2)
Michael P. Zechmeister	2020	52,513	(3)
	2019	22,776	(3)
Christopher J. O'Brien	2020	35,241	(2)
	2019	32,237	(2)
	2018	47,043	(2)
Mac S. Pinkerton	2020	28,134	(2)
	2019	18,841	(2)
Michael J. Short	2020	34,442	(4)
	2019	34,564	(4)
	2018	46,701	(4)

(1)Dividends paid on these shares were paid directly to the NEO through the company's payroll system.
(2)Represents performance based restricted shares.
(3)Represents both performance based restricted shares and time based restricted stock units.
(4)Represents both performance based restricted shares and time based restricted shares.

34	2021 Proxy Statement

2020 EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2020

Name of Executive Officer	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Robert C. Biesterfeld Jr.	2/5/2020	$—	$—	$—	—	—	34,611	(3)	—		$—	$2,053,817
	2/5/2020	—	—	—	—	—	—		161,820	(4)	72.74	2,021,132
		0	1,435,000	2,870,000	—	—	—		—		—	—
Michael P. Zechmeister	2/5/2020	—	—	—	—	—	11,772	(3)	—		—	698,550
	2/5/2020	—	—	—	—	—	—		55,020	(4)	72.74	687,200
		0	603,500	1,207,000	—	—	—		—		—	—
Christopher J. O’Brien	2/5/2020	—	—	—	—	—	7,663	(3)	—		—	454,722
	2/5/2020	—	—	—	—	—	—		33,690	(4)	72.74	420,788
		0	334,750	669,500	—	—	—		—		—	—
Mac S. Pinkerton	2/5/2020	—	—	—	—	—	9,365	(3)	—		—	555,719
	2/5/2020	—	—	—	—	—	—		41,170	(4)	72.74	514,213
		0	480,000	960,000	—	—	—		—		—	—
Michael J. Short	2/5/2020	—	—	—	—	—	7,240	(3)	—		—	429,622
	2/5/2020	—	—	—	—	—	—		31,820	(4)	72.74	397,432
		0	378,000	756,000	—	—	—		—		—	—

(1)Under the terms of the award and as further explained in the Non-Equity Incentive Plan Compensation subsection of Section IV Elements of Executive Compensation, beginning on page 22, the amount earned by each NEO will be based upon on the company’s or the appropriate business division's APTI, along with MBO achievement for 2020 and was paid to the executive in early 2021.
(2)The amounts in this column represent the grant date fair value for the respective awards. The performance based restricted shares, vested and unvested, earn dividends at the same rate as Common Stock. Because these dividends are considered compensation under the Internal Revenue Code, the dividends are paid to each NEO through the company’s payroll system.
(3)Represents the number of performance based restricted shares granted during the reported year to the NEO. These performance based restricted shares are available to vest over five calendar years beginning in 2020. The actual vesting percentage for each year is the year-over-year growth rate in diluted earnings per share, plus ten percentage points. Because the shares vest based on a formula of growth rates, the awards do not have a specific payout based on a target or a threshold. The standard delivery of all vested shares occurs the earlier of two years after termination of employment or two years following the end of the five-year vesting period.
(4)Represents the number of time based stock options granted during the reported year to the NEO. These stock options vest ratably over five calendar years beginning in 2020. Once vested, the participant may exercise the options for a period of ten years from the grant date. Any options unvested after five years are forfeited back to the company.

2021 Proxy Statement	35

2020 EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards						Stock Awards
Name of Executive Officer	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Exercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested(1)
Robert C. Biesterfeld Jr.	11,644	(2)	0	(2)	$58.25	12/4/2023				81,889	$7,686,920
	9,748	(2)	0	(2)	74.57	12/3/2024
	30,150	(3)	0	(3)	63.58	12/2/2025
	22,488	(3)	5,622	(3)	76.72	12/7/2026
	19,032	(3)	12,688	(3)	87.15	12/6/2027
	12,384	(4)	8,256	(4)	89.70	3/1/2028
	15,188	(3)	22,782	(3)	88.87	12/5/2028
	42,548	(4)	63,822	(4)	82.68	5/9/2029
	32,364	(4)	129,456	(4)	72.74	2/5/2030
Michael P. Zechmeister	16,784	(4)	25,176	(4)	82.05	9/3/2029	8,127	(5)	762,881	22,132	2,077,531
	11,004	(4)	44,016	(4)	72.74	2/5/2030
Christopher J. O’Brien	7,676	(2)	0	(2)	58.25	12/4/2023				20,232	1,899,178
	22,819	(2)	0	(2)	74.57	12/3/2024
	30,150	(3)	0	(3)	63.58	12/2/2025
	21,240	(3)	5,310	(3)	76.72	12/7/2026
	17,976	(3)	11,984	(3)	87.15	12/6/2027
	8,564	(3)	12,846	(3)	88.87	12/5/2028
	6,738	(4)	26,952	(4)	72.74	2/5/2030
Mac S. Pinkerton	8,368	(2)	0	(2)	68.81	12/7/2021				16,973	1,593,256
	6,853	(2)	0	(2)	61.91	12/5/2022
	17,965	(2)	0	(2)	58.25	12/4/2023
	11,576	(2)	0	(2)	74.57	12/3/2024
	15,606	(3)	0	(3)	63.58	12/2/2025
	10,348	(3)	2,586	(3)	76.72	12/7/2026
	8,966	(3)	5,978	(3)	87.15	12/6/2027
	5,128	(3)	7,693	(3)	88.87	12/5/2028
	1,084	(4)	1,626	(4)	79.92	1/3/2029
	8,234	(4)	32,936	(4)	72.74	2/5/2030
Michael J. Short	6,030	(3)	0	(3)	63.58	12/2/2025				19,089	1,791,884
	9,996	(3)	4,998	(3)	76.72	12/7/2026
	16,914	(3)	11,276	(3)	87.15	12/6/2027
	8,088	(3)	12,132	(3)	88.87	12/5/2028
	6,364	(4)	25,456	(4)	72.74	2/5/2030

(1)The 2015-2018 performance based restricted share grants are available to vest over a five year period based on the financial performance of the company. The vesting formula for the 2015-2018 awards are based on the year-over-year percentage growth in diluted earnings per share, plus ten percentage points. Any performance based restricted shares unvested after five years are forfeited back to the company. The standard delivery of all vested shares occurs the earlier of two years after termination of employment or two years following the end of the five-year vesting period.
(2)The 2011-2014 performance based stock option grants were available to vest over a five year period based on the financial performance of the company. The actual vesting percentage for the 2011 and 2012 award is determined by the following formula: year-over-year growth rates in income from operations and diluted net income per share are averaged, and then five percentage points are added to that number. The vesting formula for the 2013-2014 awards is based on the year-over-year percentage growth in diluted earnings per share, plus ten percentage points. Any performance based stock options unvested after five years were forfeited back to the company. Once the options vested, they are exercisable for a period of ten years from the date of grant under the option award agreement.
(3)Represents the number of time based stock options granted during the reported year to the NEO. These stock options are available to vest ratably over five calendar years beginning in the calendar year after the year of grant. Once vested, the participant may exercise the options for ten years from the grant date.
(4)Represents the number of time based stock options granted during the reported year to the NEO. These stock options are available to vest ratably over five calendar years beginning in the year of grant. Once vested, the participant may exercise the options for ten years from the grant date.
(5)Upon Mr. Zechmeister's hire as chief financial officer in August 2019, C.H. Robinson awarded him a special one-time based restricted stock unit award. This one-time award vests ratably on the anniversary of the grant date over three years, contingent on Mr. Zechmeister's continued service and was intended to serve as a replacement of equity awards Mr. Zechmeister forfeited from his previous employer. If Mr. Zechmeister separates from service other than due to death, disability, or change in control prior to September 3, 2022, the unvested restricted stock units will be forfeited back to the company. One-third of the vested restricted stock units will be delivered annually to Mr. Zechmeister on September 3 in the years 2020-2022. The fair value is established on the market price of our common stock on the date of grant.

36	2021 Proxy Statement

2020 EXECUTIVE COMPENSATION

Option Exercises and Stock Vested During 2020

Name of Executive Officer		No. of Shares Acquired on Exercise or Vesting		Value Realized Upon Exercise or Vesting	Grant Date Fair Value Previously Reported in Summary Compensation Table
Robert C. Biesterfeld Jr.	Options	0		$0	$0
	Stock	0		0	0
Michael P. Zechmeister	Options	0		0	0
	Stock	4,063	(1)	404,959	333,369
Christopher J. O’Brien	Options	40,501		1,355,215	533,329
	Stock	0		0	0
Mac S. Pinkerton	Options	0		0	0
	Stock	0		0	0
Michael J. Short	Options	31,618		800,257	405,229
	Stock	1,861	(1)	150,983	96,762

(1)These shares vested pursuant to a time based shares award.
Nonqualified Deferred Compensation(1)

Name of Executive Officer	Executive Contributions in 2020	Registrant Contributions in 2020(2)	Aggregate Earnings in 2020	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2020(3)
Robert C. Biesterfeld Jr.	$0	$2,517,604	$1,908,721	$(56,312)	$9,964,676
Michael P. Zechmeister	0	856,295	220,707	0	2,840,412
Christopher J. O’Brien	0	557,407	1,393,935	(206,597)	7,174,953
Mac S. Pinkerton	0	681,210	580,758	(138,475)	3,407,950
Michael J. Short	0	526,638	529,293	(226,434)	3,860,685

(1)All awards referred to in this table are in the form of performance based restricted shares, except Mr. Short's 2015 time based restricted share award and Mr. Zechmeister's 2019 time based restricted stock units award.
(2)All values in this column represent the closing market price of the company stock on the grant date of the restricted share award.
(3)All values in this column are based on the closing market price of the company stock as of December 31, 2020.

2021 Proxy Statement	37

2020 EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control
The company does not have a separate severance pay plan for NEOs. As part of Mr. Zechmeister's employment agreement, he would have received a payment of $710,000 if his employment was terminated other than for documented performance or misconduct issues, or if his role and associated compensation was substantially changed without his consent, on December 31, 2020. See the disclosure made under the heading Employment Agreements, page 25 for further information related to Mr. Zechmeister's employment agreement, including the terms and timing for the potential severance payment described above.
The following table lists the potential value of accelerated vesting of unvested performance based restricted share awards and time based stock options upon termination of employment in the case of change in control, death, or disability of our NEOs. For this purpose, change in control is defined as (i) the ownership by a person or entity of more than 50 percent of the Common Stock of the company, (ii) the completion of a merger or consolidation or sale of all or substantially all of the company’s assets where the company’s directors and shareholders prior to the transaction do not comprise at least 60 percent of the board of the surviving entity and 60 percent of its shareholder base, respectively, or (iii) a majority of the Board of Directors are no longer “continuing directors”. The amounts listed are calculated based on the assumption that the NEOs’ employment was terminated or that a change in control occurred on December 31, 2020, the last day of our reporting year. C.H. Robinson does not gross up payments to executive officers due to a change in control.

Name of Executive Officer	Benefits and Payments Upon Termination	Change in Control, Death, or Disability
Robert C. Biesterfeld Jr.	Vesting of nonvested stock options	$3,779,592
	Vesting of nonvested restricted shares	7,686,920
Michael P. Zechmeister	Vesting of nonvested stock options	1,227,638
	Vesting of nonvested restricted shares	2,077,531
Christopher J. O’Brien	Vesting of nonvested stock options	805,325
	Vesting of nonvested restricted shares	1,899,178
Mac S. Pinkerton	Vesting of nonvested stock options	841,599
	Vesting of nonvested restricted shares	1,593,256
Michael J. Short	Vesting of nonvested stock options	760,036
	Vesting of nonvested restricted shares	1,791,884

38	2021 Proxy Statement

2020 EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section with C.H. Robinson management and concurs that it accurately represents the compensation philosophy of the company. Based on its review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement. The Compensation Committee charter is posted on the Investor Relations page of the C.H. Robinson Worldwide website at www.chrobinson.com.

Jodee A. Kozlak, Chair Kermit R. Crawford Wayne M. Fortun Timothy C. Gokey Mary J. Steele Guilfoile James B. Stake Paula C. Tolliver

The Members of the Compensation Committee of the Board of Directors

2021 Proxy Statement	39

2020 EXECUTIVE COMPENSATION

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Robert C. Biesterfeld Jr., our chief executive officer (the “CEO”).
For 2020, our last completed fiscal year:
•the annual total compensation of our median employee was $53,900; and
•the annual total compensation of our CEO, as reported in the Summary Compensation Table included on page 33 of this proxy statement, was $5,432,670.
Based on this information, for 2020, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 101:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.
We identified our median employee based on the base salary plus overtime actually paid during fiscal year 2020 to all members of our workforce (including full-time, part-time, and temporary employees), other than our CEO, who were employed on December 31, 2020.

For purposes of determining the base salary plus overtime actually paid, we included: the amount of base salary the employee received during the year, and the amount of overtime the employee received during the year. We included adjustments for annualizing the pay for any employees who were employed by us for only part of the year, which included those that were on furlough.
Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed above. The total compensation of our median employee, was determined to be $53,900. This total compensation amount for our median employee was then compared to the total compensation of our CEO disclosed above in the Summary Compensation Table, of $5,432,670. The elements included in the CEO’s total compensation are fully discussed above in the footnotes to the Summary Compensation Table.

RELATED PARTY TRANSACTIONS
Our Audit Committee, pursuant to the company’s written policy and procedures regarding transactions with related parties, is responsible for reviewing, approving, and/or ratifying any transaction involving the company with related persons. As defined in the policy, (i) a “related person” includes all directors and executive officers of the company, any nominee for director, and any immediate family members of any of the foregoing persons, as well as shareholders who beneficially own greater than five percent of the company’s Common Stock and their immediate family members; and (ii) a “transaction” includes but is not limited to any financial transaction, arrangement, or relationship. A transaction does not include any compensation arrangement with an executive officer or director of the company that has been approved or authorized by the Compensation Committee. In determining whether to approve or ratify a related party transaction, the Audit Committee will consider, among other things, the business purpose and terms of the transaction, the process used to evaluate the transaction, and the significance of the interests and amounts involved in the transaction.
One of our directors, Brian P. Short, is the president, chief executive officer and, with a number of his family members, holds a controlling interest in AMMF, a privately held trucking and transportation services company. In 2020, C.H. Robinson engaged AMMF in the ordinary course of business as a contracted motor carrier to haul approximately 406 truckloads. The company paid approximately $865,000 to AMMF for these services, which represented just over one percent of AMMF’s revenues for 2020. Management reported to the Audit Committee that the prices paid for the transportation services provided by AMMF were negotiated by nine separate offices and were consistent with similar loads carried by other third-party vendors using comparable equipment. The transaction with Mr. Short was approved by the Audit Committee in accordance with the policy described above.
The Board of Directors and the Governance Committee also considered C.H. Robinson’s transactions with AMMF in its assessment of Mr. Short’s independence.

40	2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table contains information regarding beneficial ownership of C.H. Robinson’s Common Stock as of Monday, March 1, 2021, by (i) each person who is known by the company to own beneficially more than five percent of the Common Stock, (ii) each director or nominee, and each NEO of the company named in the Summary Compensation Table and (iii) all current company directors and executive officers as a group. Unless otherwise noted, the shareholders listed in the table have sole voting and investment powers with respect to the shares of Common Stock owned by them. Percentage ownership of our management is based on 131,290,464 shares of our Common Stock issued and outstanding on March 1, 2021. Percentage ownership of our largest shareholders is based on the percentages set forth in the Schedule 13G/As referenced below.

	Number of Shares Beneficially Owned(1)	Percentage of Outstanding Shares	Number of Performance Shares Granted(2)
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	16,549,492	12.17%
BlackRock Inc.(4) 55 East 52nd Street New York, NY 10055	15,998,262	11.80%
First Eagle Investment Management, LLC(5) 1345 Avenue of the Americas New York, NY 10105	10,558,642	7.77%
State Street Corporation(6) State Street Financial Center One Lincoln Street Boston, MA 02111	8,298,003	6.10%
Robert C. Biesterfeld Jr.(7)	262,728	0.20%	142,928
Michael P. Zechmeister(8)	49,664	0.04%	33,072
Christopher O’Brien(9)	179,429	0.14%	72,984
Mac S. Pinkerton(10)	125,643	0.10%	39,753
Michael J. Short(11)	73,442	0.06%	39,009
Scott P. Anderson	20,333	0.02%
Kermit R. Crawford	399	0.00%
Wayne M. Fortun	41,750	0.03%
Timothy C. Gokey	9,584	0.01%
Mary J. Steele Guilfoile	15,147	0.01%
Jodee A. Kozlak	16,074	0.01%
Brian P. Short	63,538	0.05%
James B. Stake	24,018	0.02%
Paula C. Tolliver	6,872	0.01%
All current executive officers and directors as a group (20 people)	1,252,683	0.95%	530,120

(1)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable within 60 days of March 1, 2021, are deemed outstanding for computing the percentage beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.
(2)The figures in this column represent the performance based restricted shares and units granted to the NEOs and the other executive officers of the company.
(3)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2021. The Vanguard Group, Inc., filing as an investment adviser in accordance with Rule 240.13d-1(b)(ii)(E), has shared voting power over 258,886 shares, sole dispositive power over 15,912,940 shares, and shared dispositive power over 636,552 shares.

2021 Proxy Statement	41

(4)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on January 27, 2021. BlackRock, Inc., filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has sole voting power over 14,442,062 shares and sole dispositive power over 15,998,262 shares. BlackRock, Inc., reported that various persons have the right to receive or the power to direct to receive the proceeds for the sale of Common Stock, but that no single person’s interests in the Common Stock is more than five percent of the total outstanding Common Stock.
(5)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2021, by First Eagle Investment Management, LLC, filing as an investment adviser in accordance with Rule 240.13d-1(b)(ii)(E), has sole voting power over 9,732,757 shares and sole dispositive power over 10,558,642 shares.
(6)Disclosure is made in reliance upon a statement on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2021, by State Street Corporation, filing as a parent holding company or control person in accordance with Rule 240.13d-1(b)(1)(ii)(G), has shared voting power over 7,140,284 shares and shared dispositive power over 8,291,709 shares.
(7)Includes 195,546 shares underlying performance-based and time-based stock options exercisable within 60 days.
(8)Includes 27,788 shares underlying time-based stock options exercisable within 60 days.
(9)Includes 7,223 shares owned by Mr. O'Brien's spouse and includes 115,163 shares underlying performance-based and time-based stock options exercisable within 60 days.
(10)Includes 94,128 shares underlying performance-based and time-based stock options exercisable within 60 days.
(11)Includes 47,392 shares underlying performance-based and time-based stock options exercisable within 60 days.

42	2021 Proxy Statement

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s executive officers and directors and persons who beneficially own more than ten percent of the company’s Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such executive officers, directors, and greater than ten percent beneficial owners are required by the regulations of the Securities and Exchange Commission to furnish the company with copies of all Section 16(a) reports they file.
Based solely on a review of the copies of such reports furnished to the company and written representations from the executive officers and directors, the company determined that with regard to all Section 16(a) filing requirements applicable to our executive officers and directors and greater than 10 percent beneficial owners, the following single report required to be filed under Section 16(a) was filed delinquently:
• Michael J. Short filed one late report that covered one late transaction.

2021 Proxy Statement	43

AUDIT COMMITTEE REPORT
The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter can be found on the Investor Relations page of the C.H. Robinson website at www.chrobinson.com. The Audit Committee of the company’s Board of Directors is comprised of the following independent directors: Scott P. Anderson, Timothy C. Gokey, Brian P. Short, James B. Stake (Chair), and Paula C. Tolliver. The Board of Directors has reviewed the status of each of the members of its Audit Committee and has confirmed that each meets the independence requirements of the current Nasdaq listing standards that apply to Audit Committee members, and that Messrs. Anderson, Gokey, Short, and Stake, and Ms. Tolliver each qualifies as an “Audit Committee Financial Expert,” as defined by the Securities and Exchange Commission.
Management is responsible for the company’s internal controls and the financial reporting process. C.H. Robinson’s independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to hire, monitor, and oversee the independent auditors.
In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the company’s independent accountant for the fiscal year ended December 31, 2020. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
Our independent accountant also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding our independent accountant communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent accountant the independent accountant’s independence. The Audit Committee also considered whether the provision of any non-audit services was compatible with maintaining the independence of Deloitte & Touche LLP as the company’s independent auditor.
Based upon the Audit Committee’s discussions with management and the independent accountant, the Audit Committee’s review of the representation of management, and the report of the independent accountant to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

James B. Stake, Chair Scott P. Anderson Timothy C. Gokey Brian P. Short Paula C. Tolliver

The Members of the Audit Committee of the Board of Directors

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PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)
C.H. Robinson is providing its shareholders the opportunity to cast a non-binding advisory vote on the compensation of its NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion in this Proxy Statement. This advisory vote is provided as required by section 14A of the Securities Exchange Act of 1934, as amended. C.H. Robinson, with guidance and oversight from our Compensation Committee, has adopted an executive compensation philosophy that is intended to be consistent with our overall compensation approach and to achieve the following goals:
1)provide a level of total compensation necessary to attract, retain, and motivate high quality executives;
2)pay incentive compensation aligned with company earnings at various levels;
3)emphasize both team and company performance;
4)balance incentive compensation to achieve both short-term and long-term profitability and growth; and
5)encourage executives to make long-term career commitments to C.H. Robinson and our shareholders.
We believe that our executive compensation program is aligned with the long-term interests of our shareholders. In considering this proposal, we encourage you to review the 2020 Compensation Discussion and Analysis section of this Proxy Statement and related compensation tables and narrative discussion beginning on page 16. It provides detailed information on our executive compensation, including our compensation philosophy and objectives and the 2020 compensation of our NEOs.
C.H. Robinson has requested shareholder approval of the compensation of our NEOs on an annual basis. Our compensation disclosures, including our Compensation Discussion and Analysis, compensation tables, and discussion in this Proxy Statement, are done in accordance with the Securities and Exchange Commission’s compensation disclosure rules.
As an advisory vote, this Proposal Two is non-binding. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and will consider the results of the vote when making future compensation decisions for our NEOs.
BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR the approval of the compensation of our NEOs.

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PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accountant firm for C.H. Robinson for the fiscal year ending December 31, 2021. Representatives of Deloitte & Touche LLP will be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to answer shareholder questions. If the appointment of Deloitte & Touche LLP is not ratified by the shareholders, the Audit Committee is not obligated to appoint other accountants, but the Audit Committee will give consideration to such unfavorable vote.
Independent Auditors’ Fees
The following table summarizes the total fees for audit services provided by the independent auditor for the audit of our annual consolidated financial statements for the years ended December 31, 2020, and December 31, 2019. The table also includes fees billed for audit related, tax, and other services provided by the independent auditor during the same periods.

Fees	2020	2019
Audit Fees(1)	$1,971,574	$2,228,175
Audit-Related Fees(2)	59,912	233,452
Tax Fees(3)	261,194	458,511
Other Fees(4)	—	22,606
Total	$2,292,680	$2,942,744

(1)Fees for audit services billed or expected to be billed relating to 2020 and 2019 consisted of:
•Audit of the company’s annual financial statements and internal controls over financial reporting.
•Reviews of the company’s quarterly financial statements.
•Statutory and regulatory audits, consents, and other services related to Securities and Exchange Commission matters.
(2)Fees for audit-related services billed or expected to be billed consisted of:
•Employee benefit plan audit and due diligence procedures related to closed and prospective acquisitions.
(3)Fees for tax services billed for tax compliance and tax planning and advice:
•Fees for tax compliance services totaled $153,447 and $196,560 in 2020 and 2019, respectively. Tax compliance services are services provided based upon facts already in existence or transactions that have already occurred to document, compute, and obtain government approval for amounts to be included in tax filings.
•Fees for tax planning and advice services totaled $107,747 and $261,951 in 2020 and 2019, respectively. Tax planning and advice services are services provided for proposed transactions or other general tax planning matters.
(4)Fees for other services:
•Fees for human resource information system due diligence consulting services totaled $22,606 in 2019.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services provided by the independent auditor during 2020 and 2019 were pre-approved, following the policies and procedures of the Audit Committee.
Pre-approval Policy
All the professional services were approved or pre-approved in accordance with policies of the Audit Committee and the company. These policies describe the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that before work begins, a description of the services (the “Service List”) expected to be performed by the independent auditor, in each of the Disclosure Categories, be presented to the Audit Committee for approval.
Any requests for audit, audit-related, tax, and other services not included on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot begin until approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the chairman of the Audit Committee. The chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

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PROPOSAL THREE: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
In addition, although not required by the rules and regulations of the Securities and Exchange Commission, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the company to receive immediate assistance from the independent auditor when time is of the essence.
The Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees.
The policy contains a de minimis provision that enables retroactive approval for permissible non-audit services under certain circumstances. The provision allows for the pre-approval requirement to be waived if all the following criteria are met:
1.The service is not an audit, review, or other attest service;
2.The total amount of all such services provided under this provision does not exceed the lesser of $20,000 or five percent of total fees paid to the independent auditor in a given fiscal year;
3.The services were not recognized at the time of the engagement to be non-audit services;
4.The services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its designee; and
5.The service and fee are specifically disclosed in the Proxy Statement as meeting the de minimis requirements of Regulation S-X of the Securities Exchange Act of 1934, as amended.
BOARD VOTING RECOMMENDATION
The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the company’s independent auditor.

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SOLICITATION OF PROXIES
C.H. Robinson is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Internet Availability of Proxy Materials and this Proxy Statement. Proxies are being solicited primarily via the internet, but the solicitation may be followed by solicitation in person, by mail, by telephone, by facsimile, or by regular employees of C.H. Robinson without additional compensation. C.H. Robinson will reimburse brokers, banks, and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to the company’s shareholders.
PROPOSALS FOR THE 2021 ANNUAL MEETING
Consistent with our Bylaws and federal securities laws, any shareholder proposal to be presented at the 2021 Annual Meeting of Shareholders must be received at C.H. Robinson’s executive offices, 14701 Charlson Road, Eden Prairie, Minnesota 55347, not less than 90 days before the first anniversary of the prior year’s meeting. Assuming that our 2021 Annual Meeting is held on schedule, we must receive notice pertaining to the 2022 Annual Meeting no later than February 5, 2022. Proposals should be sent to the attention of the corporate secretary and must include certain information about the shareholder and the business they want to be conducted. These requirements are provided in greater detail in our company Bylaws. C.H. Robinson will exercise its discretionary authority with respect to any matter not properly presented by February 5, 2022. Furthermore, with respect to any proposal that a shareholder desires to be included in the company’s 2022 proxy materials, such notice must be received at the above address no later than Tuesday, November 23 2021. Please see "Proposal One: Election of Directors - Nominations" for information regarding the shareholder nomination process.
The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for shareholders and cost savings for companies. We household our proxy materials and annual reports for shareholders, delivering a single proxy statement and annual report to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or Annual Report, or if you are receiving multiple copies of either document and wish to receive only one, please contact us in writing or by telephone at C.H. Robinson Worldwide, Inc., Attention: Chief Legal Officer and Corporate Secretary, by telephone at (952) 937-7829, or by writing to him at 14701 Charlson Road, Eden Prairie, MN 55347. We will deliver promptly upon written or oral request a separate copy of our Annual Report and/or Proxy Statement to a shareholder at a shared address to which a single copy of either document was delivered.
GENERAL
Our Annual Report and Form 10-K for the fiscal year ended December 31, 2020, are available on the internet at www.proxyvote.com. The Annual Report is not part of the soliciting materials. Please vote using the internet or by telephone or, if you elect to receive paper copies of the proxy materials, by mail. Please sign, date, and return your proxy or voting instruction form in the prepaid envelope you received. We encourage you to attend the May 6, 2021, Annual Meeting. You may attend the meeting and vote your shares electronically as part of our virtual meeting of shareholders by visiting www.virtualshareholdermeeting.com/CHRW2021. The meeting will be completely virtual. You will need the control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure that you are logged in when the meeting starts.
The information in this Proxy Statement under the captions “Compensation Discussion and Analysis”, the “Compensation Committee Report”, and “Audit Committee Report” is not incorporated by reference into any filing by the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that in any such filing the company expressly so incorporates such information by reference. Additionally, the “Compensation Committee Report”, and “Audit Committee Report” are not “soliciting material” or to be “filed" with the Securities and Exchange Commission.

By Order of the Board of Directors:

Ben G. Campbell Chief Legal Officer and Secretary
March 23, 2021

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